Exhibit 10.13

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

LICENSE AND DEVELOPMENT AGREEMENT

This LICENSE AND DEVELOPMENT AGREEMENT (this “Agreement”), is entered into as of the Effective Date by and between THE MEDICINES COMPANY, a Delaware corporation located at 8 Sylvan Way, Parsippany, N.J. 07054 (“MDCO”), and EAGLE PHARMACEUTICALS, INC., a Delaware corporation located at 470 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 (“Eagle”).

BACKGROUND

WHEREAS, MDCO and Eagle mutually desire to enter into the arrangements contemplated herein for the purpose of undertaking a Development Program (as defined in Section 1.1 below), the objective of which is to develop the Existing Product and the Next Products (each as defined in Section 1.1 below); and

WHEREAS, Eagle desires to have MDCO Exploit (as defined in Section 1.1 below) the Products, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and other good and valuable consideration received by the Parties, the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

1.1.                            Unless otherwise specifically set forth herein, the following terms shall have their indicated meanings when used in this Agreement.

“AAA” has the meaning set forth in Section 12.2.

“Act” means, as applicable, the United States Federal Food, Drug and Cosmetic Act of 1938, as amended (21 U.S.C. §§ 301 et seq.), and in those circumstances under this Agreement when this Agreement applies to activities in any jurisdiction outside the United States, any counterpart statutes in effect in such jurisdiction.

“Active Ingredient” means Argatroban.

“Affiliate” means, with respect to a Person, any other Person that controls, is controlled by or is under common control with, such first Person. For purposes of this definition only, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise, or (b) to own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities or other voting ownership interest of such Person or such lesser maximum ownership percentage permitted in those jurisdictions restricting foreign ownership.

“Applicable Laws” means all applicable laws, statutes, rules, regulations, guidelines, guidances, ordinances, orders, decrees, writs, judicial or administrative decisions and the like of any nation or government, any state or other political subdivision thereof, any entity exercising executive, judicial, regulatory or administrative functions of or pertaining to government (including any Governmental Authority), any tribunal or arbitrator of competent jurisdiction, and any trade organization whose regulations have the force of law, including applicable laws in respect of sales and marketing of pharmaceutical products.

“Authorized Generic” means a product containing the Active Ingredient that is (a) marketed by or on behalf of Eagle, its Affiliates, licensees or Sublicensees (other than by MDCO, its Affiliates or Sublicensees as provided in this Agreement) as a generic product, and (b) is chemically identical to a branded Product.

“Baxter” means Baxter International, Inc.

“Breaching Party” has the meaning set forth in Section 10.2. “CEO” and “CEOs” has the meaning set forth in Section 12.1.

“cGCP” means the practices set forth in the United States Current Good Clinical Practices (21 C.F.R. Parts 50, 54 and 56) and counterparts thereof in jurisdictions where the Products are developed or sold.

“cGLP” means the practices set forth in the United States Current Good Laboratory Practices (21 CFR 58) and counterparts thereof in jurisdictions where the Products are developed or sold.

“cGMP” means the practices set forth in the United States Current Good Manufacturing Practices (21 CFR 210 and 211) and the applicable counterparts thereof in jurisdictions where the Products are developed or sold or that otherwise may be applicable to the Manufacture of Products.

“Change of Control” means: (1) the sale of all or substantially all of Eagle’s assets or business (including all the assets and business relating to this Agreement and the assignment of this Agreement, the Supply Agreement, the Quality Agreement and the Pharmacovigilance Agreement) to an M&A Party; (2) a merger, reorganization or consolidation involving Eagle and an M&A Party, in which the voting securities of Eagle outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (3) a transaction or series of related transactions in which an M&A Party, or an M&A Party and its Affiliates acting in concert, acquire more than fifty percent (50%) of the voting equity securities or management control of Eagle; provided, however, that, with respect to any sale described in clause (1), and with respect to a transaction described in clause (2) or (3) if this Agreement is assigned by Eagle to such M&A Party or its Affiliate in accordance with Section 13.2, all references to Eagle in this Agreement following such Change of Control shall mean, as applicable, such M&A Party or such Affiliate of such M&A Party as assignee of Eagle.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Claim” means, outside the context of any patent application or patent, any notice of investigation, action, demand, cause of action, claim, suit or proceeding.

“Clinical Supplies” means supplies of the Products, manufactured, packaged and labeled in compliance with cGMP and Applicable Law, in such form and dosage as is necessary for Eagle to comply with its obligations pursuant to the Development Program, and suitable for use in the conduct of pre-clinical or human clinical trials of the Products in or for the United States, including its territories, possession and Puerto Rico pursuant to the Development Program.

“Code” has the meaning set forth in Section 2.7.

“Commercially Reasonable Efforts” means, with respect to a Party’s obligations to conduct the research, development, Manufacture or Exploitation of the Products, as applicable, efforts and resources commonly used in the pharmaceutical industry for formulations or products, as applicable, with similar commercial and scientific potential at a similar stage in their lifecycle, taking into consideration their safety and efficacy, their cost to develop, the competitiveness of alternative formulations or products, as applicable, the anticipated or actual nature and extent of their market exclusivity (including Patent coverage and regulatory exclusivity), the likelihood of Regulatory Approval, and their estimated profitability, including the amounts of marketing and promotional expenditures and all other relevant factors.

“Complaint” means any information concerning any side effect, injury, toxicity or sensitivity reaction, or any unexpected incident or adverse drug experience (as that term is defined in Section 505-1 of the Act), in or involving a subject or, in the case of pre-clinical studies, an animal in a toxicology study, and the seriousness thereof, whether or not determined to be attributable to the Active Ingredient or Product, including any such information received by either Party from its Affiliates, Distributors, licensees, Sublicensees or other Third Parties.

“Confidential Information” has the meaning set forth in Section 9.2. “Confidentiality Agreement” has the meaning set forth in Section 9.2.

“Control” (including variations thereof, such as “Controlled” or “Controlling”) means, with respect to a Party and any item of Know-How, intellectual property, or rights therein, possession by such Party or its Affiliates of (a) the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign, or grant a license, sublicense or other right to or under, such item as provided for herein without violating the terms of any agreement with a Third Party or (b) the right to disclose such item as provided for herein without violating the terms of any agreement with a Third Party, except to the extent that any of the foregoing rights arise by virtue of the grant of rights under this Agreement.

“Cover” (including variations thereof such as “Covered,” “Coverage,” or “Covering”) means that the Manufacture, use, importation, offer for sale, or sale of the Product to which such term is being applied would infringe a Valid Claim of the Patent to which such term is being applied in

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the absence of a grant of rights under such Patent. The determination of whether an item or process is Covered by a Valid Claim shall be made on a country by country basis.

“Development Cap” has the meaning set forth in Section 3.6.

“Development Plan” means the Product specifications and an overall budget for the activities set forth therein, together with specific timelines and deliverables, in each case with respect to Eagle’s activities to develop the Existing Product and the Next Products.

“Development Program” means the development activities undertaken by Eagle pursuant to this Agreement and the Initial Development Plan and any subsequent Development Plans for the purpose of developing the Existing Product and the Next Products.

“Dispute” has the meaning set forth in Section 12.1.

“Distributor” means, with respect to a Party and a Product, a Third Party appointed by such Party or its Affiliates to distribute and sell such Product, which Third Party purchases such Product from such Party or its Affiliates but does not otherwise make any royalty or other payment to such Party or its Affiliates with respect to the Eagle Intellectual Property licensed to MDCO hereunder.

“Dollars” or (“$”) means United States Dollars or the lawful currency of the United States of America.

“Eagle” has the meaning set forth in the introductory paragraph.

“Eagle Intellectual Property” means (a) the Eagle Know-How, the Eagle Patents and any other IP Protection Rights in the Eagle Know-How, and (b) Eagle’s interest in the Joint Intellectual Property.

“Eagle Know-How” means Know-How that (a) is Controlled by Eagle on the Effective Date or is solely developed by or on behalf of Eagle (other than by MDCO) or otherwise comes within Eagle’s Control during the Term, and (b)(i) is necessary or useful for the development, use, Manufacture or Exploitation of the Active Ingredient or any Product, or (ii) was or is used, or is generated, by or on behalf of Eagle (other than by MDCO) in the development, use, Manufacture or Exploitation of the Active Ingredient or any Product. Eagle Know-How excludes Eagle’s interest in the Joint Know-How, but expressly includes the SciDose Know-How (as defined in the SciDose License Agreement). •

“Eagle Patents” means Patents that describe or claim Eagle Know-How and expressly includes the SciDose Patent Rights (as defined in the SciDose License Agreement).

“Effective Date” means the later of: (i) the effective date of the Supply Agreement, and (ii) the date the side letter among Eagle, MDCO and SciDose has been executed by authorized representatives of Eagle, MDCO and SciDose.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Existing Product” means liquid Argatroban injectable pharmaceutical product having a concentration of lmg/mL presented in a 50mL vial.

“Exploit,” “Exploiting” or “Exploitation” means to offer for sale, sell and import, including to store, handle, hold/keep for inventory, distribute, promote, market, export or otherwise make available or deal in respect of, a product or process, or have an Affiliate, Distributor or

Sublicensee do any of the foregoing on behalf of a Party. “Exploiting” excludes any activities related to Manufacturing.

“FDA” means the United States Food and Drug Administration, or any successor agency to its responsibilities with respect to drugs.

“Field” means any and all human uses.

“First Commercial Sale” means, with respect to a Product, the first sale for monetary value for use or consumption by a member of the general public of such Product in a country in the Territory after receipt of all Regulatory Approvals for the sale of such Product has been obtained in such country. For the avoidance of doubt, sales prior to receipt of all Regulatory Approvals, such as so-called “treatment IND sales,” “named patient sales” and “compassionate use sales,” shall not be construed as a First Commercial Sale.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Generic Competing Product” means, with respect to any given jurisdiction, any product containing the Active Ingredient, including, for purposes of clarity, any AP-rated version of the GSK Product, that has received Regulatory Approval from the FDA and is being sold by a Third Party for not less than thirty (30) consecutive days, where in such jurisdiction (a) no Regulatory Approval is required for the introduction of such product into commerce in such jurisdiction for use in humans or the delivery of such product for such introduction into commerce in such jurisdiction for use in humans or (b) such product has received Regulatory Approval through an abbreviated process (including, with respect to the United States, Abbreviated New Drug Applications under Section 505(j) of the Act (21 USC 355(j)) or New Drug Applications under Section 505(b)(2) of the Act (21 USC 355(b)(2)) or outside the United States, any counterparts thereof); provided, however, that any pharmaceutical product containing the Active Ingredient (other than a Product that is an AP-rated version of the GSK Product) and marketed or otherwise Exploited by Baxter or its Affiliates shall not be a Generic Competing Product; provided, further, for purposes of clarity, any pharmaceutical product marketed or otherwise Exploited by Baxter or its Affiliates that is an AP-rated version of the GSK Product shall be a Generic Competing Product hereunder.

“Governmental Authority” means any court, tribunal, arbitrator, agency (including the FDA), legislative body, department, board, commission, official or other instrumentality of (a) any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

government of any country, (b) a federal, state, province, county, city or other political subdivision thereof or (c) any supranational body.

“Gross Profit” means, with respect to a Product, with respect to a Party or its Affiliates and with respect to a calendar quarter, (a) Net Sales of such Product during such calendar quarter, plus (b) Sublicensing Revenue received with respect to such Product during such calendar quarter, minus (c) the Supply Cost for the units of such Product sold during such calendar quarter.

“GSK Product” means GlaxoSmithKline’s Argatroban product that has received Regulatory Approval from the FDA on or before the Effective Date.

“Indemnitee” has the meaning set forth in Section 11.3.

“Indemnitor” has the meaning set forth in Section 11.3.

“Initial Development Plan” has the meaning set forth in Section 3.5. “Insolvency Event” has the meaning set forth in Section 10.5. “Insolvent Party” has the meaning set forth in Section 10.5.

“Invention” means any Know-How conceived, reduced to practice, or developed in the course of performing activities under this Agreement.

“IP Protection Rights” means any and all legal means of establishing rights in and to ideas, information, discoveries, Know-How, data, databases, documentation, reports, materials, writings, designs, computer software, processes, principles, methods, techniques and other information, including Patents, registered designs, design rights, copyrights (including rights in computer software and database rights), trade secret rights, and any rights or property similar to any of the foregoing in any part of the world, whether registered or not, together with the right to apply for the registration of any such rights, as appropriate.

“Joint Intellectual Property” means (a) the Joint Know-How, and (b) the Joint Patents and any other IP Protection Rights in the Joint Know-How.

“Joint Know-How” means Know-How that is made jointly by one or more employees, agents, consultants, and contractors of MDCO and its Affiliates, on the one hand, and by one or more employees, agents, consultants and contractors of Eagle and its Affiliates, on the other hand; provided, however, that, patentable Know-How is Joint Know-How if one or more employees, agents, consultants or contractors from each of MDCO and Eagle would be considered inventors of such Know-How in accordance with United States patent laws.

“Joint Patents” means Patents that describe or claim Joint Know-How.

“Joint Steering Committee” or “JSC” has the meaning set forth in Section 3.4.1.

“Know-How” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, principles, practices, formulae, instructions,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

documentation, skills, techniques, procedures, experiences, ideas, compositions of matter, article of manufacture, discoveries, findings, technical assistance, designs, drawings, reports, procedures, computer programs, apparatuses, specifications, data, results and other information and material, including the process and results of drug discovery and development technology, biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, Manufacturing and quality control data and information, including study designs and protocols; assays and biological methodology; Manufacturing and quality control procedures and data, including test procedures; and synthesis, purification and isolation techniques, or improvements to any of the preceding; in each case, whether or not confidential, proprietary, patented or patentable, and whether or not in written, electronic or any other form now known or hereafter developed.

“Logistics Coordinator” has the meaning set forth in Section 7.4.1.

“Losses” has the meaning given to that term in Section 11.1. In calculating Losses, the duty to mitigate on the part of the Party suffering the Loss shall be taken into account.

“Manufacture” and “Manufacturing” means, with respect to a product or compound, the synthesis, manufacturing, processing, formulating, compounding, filling, finishing, validating, testing, releasing, packaging, labeling, holding and quality control testing of such product or compound.

“Marketing Plan(s)” means the sales and marketing plans for the Existing Product and the Next Products in the Field in the Territory, the initial form of which is attached hereto as Exhibit A, and which may be amended from time to time by MDCO in its reasonable discretion and in consultation with Eagle.

“M&A Party” means any of the following or their respective Affiliates: (a) Fresenius SE, (b) Hospira, Inc., (c) Teva Pharmaceutical Industries, Ltd. or (d) Baxter.

“MDCO” has the meaning set forth in the introductory paragraph.

“MDCO Intellectual Property” means the (a) MDCO Know-How, (b) the MDCO Patents and any other IP Protection Rights in the MDCO Know-How, and (c) MDCO’s interest in the Joint Intellectual Property.

“MDCO Know-How” means Know-How that (a) is Controlled by MDCO on the Effective Date or is solely developed by or on behalf of MDCO (other than by Eagle) or otherwise comes within MDCO’s Control during the Term, and (b) is used, or generated by, MDCO in the development, use, Manufacture or Exploitation of the Active Ingredient or Product in the Field in the Territory. MDCO Know-How excludes MDCO’s interest in the Joint Know-How.

“MDCO Patents” means Patents that describe or claim MDCO Know-How.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“NDA” means a New Drug Application and all amendments and supplements thereto for a Product submitted by Eagle to the FDA or any other applicable Regulatory Authority, including all documents, data and other information included in an accepted NDA submission for Regulatory Approval to market and sell such Product in the Field in the Territory.

“Net Sales” means, with respect to a Product, the total gross amount invoiced on sales of the Products by MDCO and its Affiliates to non-Sublicensee Third Parties (including to Distributors) in the Field in the Territory, less such items, as determined from the books and records of MDCO or its Affiliates, as applicable, that such entity deducts from such gross amount for purposes of determining the net sales account used in the preparation of its independently audited financial statements and otherwise in accordance with GAAP, including cash discounts, returns, charge-backs, rebates, fees for services and Third Party administrative fees allocable to such product and amounts previously included in Net Sales that are written-off as uncollectible; provided that if any such written-off amounts are subsequently collected, such collected amounts shall be included in Net Sales in the period in which they are subsequently collected. For purposes of this Agreement, “sale” shall include any transfer or other distribution or disposition of such Product other than transfers or other distributions or dispositions of such Product, at no charge or at a nominal charge, for pre-clinical, clinical or regulatory purposes or to physicians or hospitals for promotional purposes, provided such transfer, distribution or disposition is not made in exchange for lower prices on other MDCO products, as applicable, or for other noncash consideration. In the event that consideration in addition to or in lieu of money is received for the sale of such Product in an arms-length transaction, the fair market value of such consideration shall be included in the determination of Net Sales for such sale. To the extent that such Product is sold in other than an arms-length transaction, Net Sales for such sale shall be the average sales price of such Product sold in arms-length transactions during the applicable royalty reporting period in the country in which the non-arms-length transaction occurred. If MDCO or any of its Affiliates sell such Product as part of a discounting program that financially disadvantages the Product(s) relative to other MDCO products, then all such discounts shall be reasonably allocated proportionately between sales of the Products, as applicable, and sales of any other MDCO products. MDCO will not use a Product as a “loss leader” or bundle a Product with sales of its other products in any discounting program that would result in financially disadvantaging such Product relative to other MDCO products.

For purposes of calculating Gross Profits, Net Sales may apply to sales of Product(s) by Eagle or its Affiliates, in which case Net Sales shall have the meaning set forth above with all references to “MDCO” replaced by “Eagle”.

“Next Products” means (a) liquid Argatroban injectable pharmaceutical product having a concentration of 1 mg/mL in 100mL minibag presentation, and (b) liquid Argatroban injectable pharmaceutical product having a concentration of Img/mL in 150mL minibag presentation.

“Paid Party” has the meaning set forth in Section 4.9.

“Paying Party” has the meaning set forth in Section 4.9.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Party” means either Eagle or MDCO. “Parties” means Eagle and MDCO.

“Patents” means (a) all national, regional and international patents and patent applications, including nonprovisional and provisional patent applications, (b) all patent applications filed either from such patents, nonprovisional patent applications or provisional patent applications or from an application claiming priority from any of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications described in clauses (a) or (b) of this definition, including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidation, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications described in clauses (a), (b) or (c) of this definition, and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a Governmental Authority.

“Pharmacovigilance Agreement” has the meaning set forth in Section 8.3.4.

“Product(s)” means any drug product containing the Active Ingredient, including the Existing Product and the Next Products.

“Proposed ROW Transaction” has the meaning set forth in Section 2.6.2. “Quality Agreement” has the meaning set forth in Section 8.6.

“Regulatory Approval” means, with respect to a country in the Territory and a Product, any and all approvals, licenses, registrations or authorizations of any Regulatory Authority necessary to commercially Exploit such Product in such country.

“Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agency, department, bureau, commission, council or other Governmental Authority regulating or otherwise exercising authority with respect to the development, Manufacture, use, handling, storage, distribution, sale, promotion, marketing, labeling, reimbursement, pricing or other Exploitation of drugs in the Territory.

“Representative” means, with respect to any Person, any of its Affiliates and any of its or its 1 Affiliates’ directors, officers, employees, agents and advisors (including financial, legal and accounting advisors).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“ROW” means one or more countries in the world except for (a) the Territory and (b) China, unless and until Eagle regains rights to the relevant Product in respect of such country.

“ROW Notice” has the meaning set forth in Section 2.6.2. “Royalty” has the meaning set forth in Section 4.5.1. “SAE” has the meaning set forth in Section 8.3.1.

“Safety Data” means adverse event or adverse experience information, as defined under 21 C.F.R. §600.80, or the equivalent under any other applicable law, and other information regarding health risks posed by a Product or the Active Ingredient, including Complaints and information from clinical studies.

“Safety Database” has the meaning set forth in Section 8.4.

“Sale Transaction” means: (a) the sale of all or substantially all of Eagle’s assets or business (including all the assets and business relating to this Agreement and the assignment of this Agreement, the Supply Agreement, the Quality Agreement and the Pharmacovigilance Agreement); (b) a merger, reorganization or consolidation involving Eagle, in which the voting securities of Eagle outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (c) a transaction or series of related transactions in which Eagle sells more than fifty percent (50%) of the voting equity securities or management control of Eagle; provided, however, that, with respect to any sale described in clause (a), and with respect to a transaction described in clause (b) or (c), if this Agreement is assigned by Eagle to the relevant Third Party or its Affiliate in accordance with Section 13.2, all references to Eagle in this Agreement following such Sale Transaction shall mean, as applicable, such Third Party or such Affiliate of such Third Party as assignee of Eagle.

“SciDose” means SciDose, LLC, a limited liability company having its principal place of business at 196 N. Pleasant Street, Suite 16, Amherst, MA 01002.

“SciDose License Agreement” means the Development and Licensed Agreement entered into by and between SciDose and Eagle effective as of June 12, 2007, as amended March 18, 2008, and, subject to Section 6.2.5, as further amended from time to time during the Term.

“sNDA” means an application submitted to the FDA to allow a sponsor to make changes in a drug product that already has an approved NDA, which for major changes requires FDA approval of the supplemental NDA prior to distribution of the drug product made using the change (i.e., any change in the drug substance, drug product, production process, quality controls, equipment, or facilities that has a substantial potential to have an adverse effect on the identity, strength, quality, purity, or potency of the drug product as these factors may relate to the safety or effectiveness of the drug product) and for minor changes requires submission of the supplemental NDA at least thirty (30) days prior to distribution of the drug product made using the change (i.e., any change in the drug substance, drug product, production process, quality controls, equipment, or facilities that has a moderate potential to have an adverse effect on the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

identity, strength, quality, purity, or potency of the drug product as these factors may relate to the safety or effectiveness of the drug product), or as determined by the FDA.

“Solvent Party” has the meaning set forth in Section 10.5.

“Sublicensee” means, with respect to any Product, a Third Party to whom MDCO or Eagle, as applicable, has granted a sublicense or license, as applicable, under any Eagle Intellectual Property, which shall, for the avoidance of doubt, exclude any Third Party acting solely as a Distributor with respect to such Product.

“Sublicensing Revenue” means all consideration received by MDCO or its Affiliates with respect to rights granted to a Sublicensee(s) to Exploit a Product(s) for sale in the Territory, but excluding the sum of (a) consideration received by MDCO or its Affiliates as payments for actual direct costs for performing development or Exploitation activities or activities undertaken by MDCO or its Affiliates for, or in collaboration with, such Sublicensee(s) or their Affiliates, in each case in Canada, and (b) consideration paid by such Sublicensee(s) to MDCO or its Affiliates to purchase such Product(s); provided, however, that any consideration greater than the applicable Supply Cost shall not be so excluded.

Sublicensing Revenue shall also include consideration other than cash received for granting the Sublicense. Where the consideration received for granting such rights is not cash, then the “Sublicensing Revenue” shall be deemed to be the fair market value for such non-cash consideration received by Licensee or its Affiliates in exchange for the granting of such rights.

For purposes of calculating Gross Profits, Sublicensing Revenue may apply to Sublicenses granted by Eagle or its Affiliates, in which case Sublicensing Revenue shall have the meaning set forth above with all references to “MDCO” replaced by “Eagle”.

“Supply Agreement” has the meaning set forth in Section 8.6.

“Supply Cost” means, with respect to Eagle’s Manufacture or acquisition of a unit of a Product and supply thereof to MDCO, Eagle’s external costs, determined in accordance with GAAP by Eagle and consistent with Eagle’s financial reports in the ordinary course of its business, which costs shall include:

(a)                                 the cost of goods produced, which shall include direct material, excipients, active pharmaceutical ingredients, overhead and Third Party expenses, but, notwithstanding anything to the contrary herein, shall not include any intellectual property acquisition or licensing costs or royalties directly allocable to the Manufacture, use, offer for sale, sale or importation of such Product;

(b)                                 costs incurred by Eagle for the packaging, transport and storage of such unit of such Product directly allocable to the Manufacture of such Product (including the costs for containers, freight, duties, insurance, and warehousing); and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)                                  costs incurred by Eagle associated with (i) stability and other product testing and activities relating to quality assurance and quality control, (ii) external regulatory affairs activities or (iii) product liability and loss insurance; provided that, in each case such costs are directly applicable to such unit of such Product;

provided, however, that any costs of managing the Manufacturing and supply logistics shall be excluded.

For purposes of calculating Gross Profits, Supply Cost may apply to sales of Product(s) by Eagle or its Affiliates, in which case Supply Cost shall mean Eagle’s costs to Manufacture or acquire a unit of the relevant Product for sale by Eagle or its Affiliates, determined as set forth above.

“Term” has the meaning set forth in Section 10.1. “Terminating Party” has the meaning set forth in Section 10.2.

“Territory” means the United States of America, including its territories and possessions, and Puerto Rico and Canada.

“Third Party” means any Person other than the Parties and the Parties’ respective Affiliates. “Third Party Payment” has the meaning set forth in Section 4.5.2.

“Trigger Date” has the meaning set forth in Section 2.5.

“Valid Claim” means a claim in a pending patent application or an issued and unexpired patent that: (a) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction not subject to further appeal; (b) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal; (c) has not been rendered unenforceable through disclaimer, abandonment, withdrawal or otherwise; and (d) with respect to a claim in a pending patent application, such claim is being actively prosecuted in. good faith and is believed in good faith to meet the requirements of patentability in the relevant jurisdiction; provided, however, that this clause (d) shall not apply to any such claims that have been pending for more than four (4) years from the priority date of the applicable patent application.

1.2.                            Words such as “herein”, “hereinafter”, “hereof’ and “hereunder” refer to this Agreement as a whole and not merely to a section, paragraph or clause in which such words appear, unless the context otherwise requires. Enumerative references to sections, paragraphs or clauses, or exhibits, without reference to an explicit agreement, document or exhibit, refer to this Agreement or exhibits attached to this Agreement, as applicable. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires. The words “include”, “includes” and “including” are deemed to be followed by “without limitation” or words of similar import. Except where the context otherwise requires, the word “or” is used in the inclusive sense (and/or).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 2. GRANT OF LICENSES

2.1.                            License Grant to MDCO. Subject to the terms and conditions hereof, Eagle hereby grants to MDCO an exclusive (even as to Eagle, except to the extent necessary for Eagle to perform its obligations hereunder), royalty-bearing license, including, subject to Section 2.3, the right to grant sublicenses, under the Eagle Intellectual Property to use, develop, Manufacture and have Manufactured, offer for sale, market, promote, sell, import and otherwise Exploit the Products in the Field in the Territory. For purposes of clarity, except pursuant to Section 2.5, in no event shall Eagle, itself or through its Affiliates or any Third Party, launch any Authorized Generic version of a Product in the Territory.

2.2.                            Reservation of Rights. Eagle hereby retains any and all rights in the Eagle Intellectual Property that are not expressly granted to MDCO hereunder. Nothing in Section 2.1 limits Eagle’s ability to perform its obligations under this Agreement, the Supply Agreement or the Quality Agreement. For purposes of clarity and without limitation, Eagle has exclusively retained (even as to MDCO), but subject to Section 2.6, the right to perform (alone or with Third Parties) any and all activities related to the use, research, manufacture and development of Products outside the Field and the Territory, to Exploit the Products outside the Field in the Territory and in all fields outside the Territory, and to fully use and exploit Eagle Intellectual Property to research, develop, use, Manufacture and Exploit products other than Products.

2.3.                            Sublicenses. MDCO shall have the right to grant to its Affiliates or to one or more Third Parties, through one or more tiers of Sublicensees, sublicenses under the licenses granted to MDCO in Section 2.1 to use, develop, Manufacture and have Manufactured, offer for sale, market, promote, sell, import and otherwise Exploit the Products in the Field in the Territory, subject to Eagle’s prior written consent (not to be unreasonably withheld); provided, however, that Eagle’s consent is not required for MDCO to sublicense its rights to Manufacture or have Manufactured the Products to the extent MDCO is permitted to Manufacture or have Manufactured the Products in accordance with the Supply Agreement. Any such sublicense shall be subject and subordinate to the terms of this Agreement, including Section 2.2. MDCO shall provide Eagle with a copy of each sublicense agreement with any Sublicensee promptly after executing the same.

2.4.                            Distributorships. MDCO has the right to appoint its Affiliates as distributors of the Products in any country of the Territory, and MDCO and its Affiliates shall have the right to appoint any Third Party(ies) as Distributor(s).

2.5.                            Certain Marketing Rights. With respect to Products in the United States only, beginning on the date (the “Trigger Date”) that is later of (i) June 30, 2012 and (ii) the date on which a Generic Competing Product has been sold by a Third Party for thirty (30) consecutive days (in accordance with the definition of Generic Competing Product), whether with Eagle’s and MDCO’s prior written consent or if applicable, upon (or as part of) settlement of a litigation under Section 5.4 that allows a Third Party to sell or offer for sale in the United States any Generic Competing Product, or otherwise, then (A) solely in the United States, in lieu of future

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

milestone, Royalty and Sublicensing Revenue obligations set forth in Sections 4.1, 4.2, 4.3, 4.4 and 4.5, each of MDCO, on the one hand, and Eagle and its Affiliates, on the other hand, shall equally share the Gross Profits with respect to the Existing Product and the Next Products, in accordance with Sections 4.12 (Allocation of Gross Profits) and 4.13 (Gross Profit Reporting and Reconciliation) and (B) if Eagle has, on or before the Trigger Date, closed a Change of Control transaction, then both MDCO and its Affiliates and Eagle and its Affiliates shall have the right to sell and market and otherwise Exploit the Existing Product and Next Products in the United States, subject to the foregoing clause (A) of this Section 2.5.

2.6.                            Right of First Negotiation for Products in the ROW.

2.6.1.                  Notwithstanding anything to the contrary in this Agreement, after the Effective Date, neither Eagle nor its Affiliates shall enter into any agreement granting to any Third Party the right to develop, use, offer for sale, market, promote, sell, import or otherwise Exploit Products in the ROW nor shall Eagle or its Affiliates directly or indirectly sell Products to any Third Party in the ROW, except as permitted by this Section 2.6; provided, however, that Eagle and its Affiliates shall have the right to enter into agreements with contract research organizations, academic or other non-commercial research and development organizations, clinical collaborators, specialty contract sales organizations and other similar service providers working on Eagle’s or its Affiliates’ behalf in connection with the development by Eagle or its Affiliates of Products in the Field in the ROW.

2.6.2. Except as otherwise provided in Section 2.6.1, if Eagle or its Affiliates desire to enter into an agreement granting any rights to any Third Party to develop, use, offer for sale, market, promote, sell, import or otherwise Exploit any Product in the Field in the ROW, Eagle shall notify MDCO in writing of Eagle’s desire to grant such rights prior to conducting substantive negotiations with any such Third Party (the “ROW Notice”). MDCO may, within thirty (30) days after receipt of the ROW Notice, deliver to Eagle a written notice as to whether MDCO wishes to negotiate with Eagle to enter into a transaction (the “Proposed ROW Transaction”) related to the rights set forth in the ROW Notice. If MDCO notifies Eagle in writing within such thirty (30) day period that it does not wish to negotiate with Eagle to enter into the Proposed ROW Transaction, or fails to notify Eagle in writing within such thirty (30) day period that MDCO wishes to negotiate with Eagle to enter into the Proposed ROW Transaction, then Eagle shall be free to negotiate and enter into a definitive agreement with a Third Party with respect to the Proposed ROW Transaction.

2.6.3. If, within the thirty (30) day period described in Section 2.6.2, MDCO notifies Eagle that it wishes to negotiate with Eagle to enter into the Proposed ROW Transaction, then the Parties shall exclusively negotiate in good faith the terms of the Proposed ROW Transaction for a period of sixty (60) days after Eagle’s receipt of MDCO’s written notice of interest in the Proposed ROW Transaction; provided, however, that if the Parties fail to execute a definitive agreement with respect to the Proposed ROW

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Transaction within such sixty (60) day period, then Eagle shall be free to enter into a definitive written agreement with a Third Party with respect to the Proposed ROW Transaction; provided, however that such Third Party agreement shall provide such Third Party with no better terms, in the aggregate, than those last offered to MDCO.

2.6.4. The right of first negotiation set forth in this Section 2.6 shall apply separately with respect to each Proposed ROW Transaction.

2.7.                            Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the “Code”), licenses of rights to “intellectual property” as defined in Section 101(35A) of the Code. The Parties will retain and may fully exercise all of their respective rights and elections under the Code. Eagle agrees that MDCO, as licensee of rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Code or any other provisions of Applicable Law outside the United States that provide similar protection for “intellectual property.” The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Eagle or its Affiliates under the Code or analogous provisions of Applicable Law outside the United States, MDCO will be entitled to a complete duplicate of (or complete access to, as appropriate) such intellectual property and all embodiments of such intellectual property, which, if not already in MDCO’s possession, will be promptly delivered to it upon such MDCO’s request therefor. Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement pursuant to Section 365(n) of the Code.

2.8.                            No Implied Licenses. Only licenses and rights expressly granted herein shall be of legal force and effect. No license or other right shall be created hereunder by implication, estoppel or otherwise.

2.9.                            Challenge. Neither MDCO nor any of its Affiliates shall directly challenge, or directly assist any Third Party in challenging, in any forum the validity, enforceability, scope or any other elements of the Eagle Patents. Without limiting the generality of the foregoing, MDCO specifically agrees that filing a request for reexamination, attempting to institute an interference, or filing an opposition with respect to any Eagle Patent or foreign counterparts thereof will be deemed a “challenge” under this Section 2.9.

ARTICLE 3. DEVELOPMENT PROGRAM AND PRODUCT EXPLOITATION

3.1.                            Objectives. The objective of the Parties in undertaking the Development Program is for Eagle to develop the Existing Product and the Next Products, for which Eagle shall use Commercially Reasonable Efforts to seek and obtain Regulatory Approvals in the United States of America, including its territories, possessions and Puerto Rico and that can thereupon be Exploited by MDCO.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.2.                            Eagle’s Development Responsibilities.

3.2.1. Eagle shall use Commercially Reasonable Efforts to (a) perform the obligations at and by such times set forth in the Development Plan and for which Eagle is designated as being responsible, in each case under the direction and supervision of the Joint Steering Committee and in compliance with good scientific practices, all Applicable Law, including cGLP and cGCP, where applicable, and (b) develop, and obtain Regulatory Approval from the FDA in its name for, the Existing Product and the Next Products.

3.2.2. Eagle shall procure, at its expense, the Active Ingredient to meet its requirements for development and feasibility studies and any other activities under the Development Program.

3.2.3. Eagle, at its expense, shall use Commercially Reasonable Efforts to file with the FDA and obtain Regulatory Approval from the FDA an sNDA for the Next Products; provided, however, that, subject to Eagle’s obligations set forth in this ARTICLE 3, Eagle shall have the right to control the content and administration of the submission of the sNDA.

3.2.4. Eagle shall use Commercially Reasonable Efforts to ensure that the Existing Product and the Next Products will be capable of being Manufactured in a commercially practicable manner in accordance with customary pharmaceutical industry practices, cGMP requirements applicable in the United States, and in accordance with all other Applicable Laws.

3.3.                            MDCO’s Development Responsibilities. Upon the reasonable request of Eagle, and subject to Section 3.6, MDCO shall use Commercially Reasonable Efforts to assist Eagle in performing its responsibilities under the Development Plan.

3.4.                            Joint Steering Committee.

3.4.1.                  Formation and Appointments. Promptly following the Effective Date, a Joint Steering Committee for the Development Program shall be formed (the “Joint Steering Committee” or “JSC”). Each of MDCO and Eagle shall appoint two (2) individuals to the Joint Steering Committee. MDCO and Eagle shall have the right to change these appointments and designate substitutes for one or all of its appointments. Each Party shall notify the other Party in writing as soon as practicable upon making or changing any of these appointments. The Joint Steering Committee shall be disbanded upon expiration or termination of this Agreement in its entirety.

3.4.2.                  Meetings. The Joint Steering Committee shall meet on such dates and at such times as agreed to by the members appointed by MDCO and Eagle until such time as the Joint Steering Committee determines or the Parties mutually agree to alternative meeting dates or times. Such meetings may be conducted by telephone or videoconference. At each meeting of the Joint Steering Committee, the Eagle representatives shall provide an update of the Development Program activities conducted since the last meeting, the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

results thereof and the budget consumed thereby, as well as plans for the Development Program activities to be conducted thereafter and the budget therefor. MDCO and Eagle shall each be responsible for its own costs in connection with participating in the meetings of the Joint Steering Committee.

3.4.3.                  Decision-Making; Dispute Resolution. The principal purpose of the Joint Steering Committee shall be to provide a forum for open communication between the Parties with respect to (a) the development of the Existing Product and the Next Products, including the process for Manufacturing such Products, (b) Manufacturing and supply logistics, and (c) progress in the Territory pursuant to the Marketing Plan, including providing the members of the JSC with forecasts for Products in accordance with the Supply Agreement. The members of Joint Steering Committee shall collaborate in good faith on the conversion of the Product from the vial to the minibag presentation. The Joint Steering Committee may make recommendations regarding the overall strategy for the Development Program, and shall provide advice, guidance, direction and other recommendations with respect to the conduct of the Development Program; provided, however, that in no event shall Eagle amend the Product specifications, deliverables, budget or timelines set forth in the Development Plan without the approval of the Joint Steering Committee. If the JSC is unable to resolve any dispute or unanimously agree on any changes to the Product specifications, deliverables, overall budget or timelines set forth in the Development Plan, such dispute or disagreement shall be referred to the CEO of Eagle and the CEO of MDCO for resolution, and the CEOs shall use their reasonable and good faith efforts to resolve the matter in good faith within thirty (30) days after such referral, subject to Section 12.1.

3.5.                            Development Plan. As of the Effective Date the Parties have mutually agreed on an initial Development Plan attached hereto as Exhibit B (the “Initial Development Plan”), with respect to the continuing development of the Existing Product and the development of the Next Products. From time to time during the Term, the Joint Steering Committee, subject to Section 3.4, may revise the Initial Development Plan or any subsequent Development Plan for the purpose of making such changes thereto as it, in its judgment, may deem necessary or appropriate.

3.6.                            Funding of Development Program. MDCO shall reimburse Eagle up to [*] (the “Development Cap”) for Eagle’s internal and out-of-pocket costs for conducting the Development Program for the Next Products after the Effective Date; provided, however, that if such post-Effective Date costs incurred on or before the receipt of Regulatory Approval by the FDA for the Next Products are less than the Development Cap, then MDCO shall reimburse Eagle for internal and out-of-pocket costs incurred by Eagle in developing the Next Products prior to the Effective Date, up to the Development Cap for such pre-Effective Date and post-Effective Date costs, in the aggregate. Eagle shall provide MDCO with a budget and other documentation reasonably requested by MDCO in connection with such payments, which budget shall be made a part of the Development Plan and shall be included within Exhibit B. MDCO shall make the payments described in this Section 3.6 within thirty (30) days after MDCO’s

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

receipt of an invoice therefor, which invoice shall not be issued by Eagle more frequently than monthly.

3.7.                            Records; Reports.

3.7.1.                  Each Party shall maintain, or cause to be maintained, records of its respective activities under the Development Program in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of its respective activities under the Development Program, and which shall be retained by such Party for at least five (5) years after the termination of the Development Program, or for such longer period as may be required by Applicable Law (the “Retention Period”); provided always that before Eagle or MDCO destroys any such record upon expiration of the applicable Retention Period, such Party shall offer the other Party in writing to transfer such record to the other Party and shall, should the other Party declare in writing that it wishes to have such record transferred, transfer it to the other Party, at the other Party’s cost, without unreasonable delay and before destroying any records related to Eagle Intellectual Property or Joint Intellectual Property upon expiration of the applicable Retention Period, such Party shall offer to the other Party in writing to transfer such record to the other Party and shall, should the other Party declare in writing that it wishes to have such record transferred, transfer it to the other Party, at the other Party’s cost, without unreasonable delay. Such records shall include books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, samples of materials and other graphic or written data generated by any Party in connection with the Development Program, including any data required to be maintained pursuant to Applicable Laws.

3.7.2.                  During the Term, Eagle shall respond to reasonable requests from MDCO for access to or copies of Know-How generated by Eagle pursuant to the Development Program.

3.7.3.                  If requested by MDCO, Eagle shall cause appropriate individuals working on the Development Program to be available for meetings in person, teleconference or video conference at the facilities where such individuals are employed at times reasonably convenient to Eagle and such individuals.

3.8.                            Post-Regulatory Approval. Eagle shall (a) maintain Regulatory Approval(s) of the Products in the Field in the Territory at all times during the Term following receipt of the same, subject to MDCO’s cooperation with such efforts as may be required to maintain such Regulatory Approval(s) and (b) conduct any post-Regulatory Approval development programs for the Product(s) that are required by or negotiated with the FDA as a condition to obtaining or maintaining Regulatory Approval of the Product(s).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.9.                            Product Exploitation by MDCO.

3.9.1.                  MDCO shall use Commercially Reasonable Efforts to have adequate sales and marketing personnel to meet its obligations under this Agreement.

3.9.2.                  If Regulatory Approval for an Existing Product or Next Product in the Field is obtained by Eagle in any country in the Territory, then MDCO shall use Commercially Reasonable Efforts to detail and promote, market and sell such Product to maximize the sales of such Product in the Field in such country.

3.9.3.                  If Regulatory Approval for an Existing Product or Next Product in the Field is obtained by Eagle in any country in the Territory, then, except as otherwise expressly provided herein, MDCO shall have responsibility for all advertising, marketing, promotion, distribution, selling and other Exploitation activities, including developing strategies and tactics related to such activities for such Product in the Field in such country.

3.9.4.                  MDCO shall, subject to its obligations set forth herein, (a) use Commercially Reasonable Efforts to prepare appropriate promotional campaigns and materials, and designate qualified commercial personnel, to seek to Exploit the Products in the Field in such country as set forth in the Marketing Plan, and (b) include Eagle in such efforts in an advisory and consultative capacity.

3.9.5.                  Subject to any conditions or limitations set forth in this Agreement, including Section 2.5 and this Section 3.9, in respect of any Product in the Field and in any country in the Territory, it shall be MDCO’s sole right and responsibility to (a) use Commercially Reasonable Efforts to launch such Product in the Field in such country as soon as reasonably practicable after receipt of the applicable Regulatory Approval, (b) develop advertising and promotional materials related to such Product in such country, (c) record sales for such Product in such country, (d) handle all returns of the Product in such country, (e) handle all aspects of order processing, invoicing and collection of receivables, (1) collect data (in its discretion) regarding sales to hospitals and other end users of such Product in such country, (g) monitor inventory levels of such Product in such country, (h) provide first line customer support and pharmacovigilance for such Product in such country (and after such initial support, pharmacovigilance support shall be handled in accordance with ARTICLE 8 and the Pharmacovigilance Agreement), (i) warehouse the Products for sale in such country, (j) determine the prices for such Product and any discounts and rebates that may be offered thereto, including decisions relating to customer allowances and credits, (k) manage commercial accounting/record keeping related to sale of the such Product and, with respect thereto, manage accounts payable, accounts receivable, and keep accurate records by customer and by SKU of pricing, rebates, chargebacks, deductions, returns, in accordance with GAAP and in a manner consistent with MDCO’s practices for its products other than the Products, (1) assume all responsibility for negotiating and managing contracts with MDCO customers with

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

respect to such Product in such country; and (m) use Commercially Reasonable Efforts to obtain reimbursement authorization in all jurisdictions in the Territory where Regulatory Approval for the Product has been obtained.

ARTICLE 4. MILESTONE PAYMENTS; ROYALTIES

4.1.                            Milestone Payments. In partial consideration of the grant to MDCO of the licenses set forth in Section 2.1, MDCO will pay to Eagle the following initial payment provided in Section 4.1.1 and, subject to satisfaction of the applicable conditions set forth in Sections 4.1.2 through 4.1.3, the applicable milestone payments set forth therein:

4.1.1.                  Five Million Dollars ($5,000,000) upon the Effective Date;

4.1.2.                  [*] within five (5) days after Regulatory Approval by the FDA of the NDA filed by Eagle for the Existing Product; provided, however, that, if such Regulatory Approval is received (a) after [*] and on or before [*], then MDCO shall pay to Eagle only [*] after such Regulatory Approval is received, (b) after [*] and on or before [*], then MDCO shall pay to Eagle only [*] after such Regulatory Approval is received, (c) after [*] and on or before [*], then MDCO shall pay to Eagle only [*] after such Regulatory Approval is received, and (d) after [*], then MDCO shall [*] upon receipt of such Regulatory Approval.

4.1.3.                  [*] upon Eagle’s filing with the FDA the sNDA in respect of both of the Next Products; and

4.1.4.                  [*] upon Eagle’s receipt of the Regulatory Approval by the FDA of the sNDA in respect of both of the Next Products.

For purposes of clarity, each milestone payment set forth in this Section 4.1 shall be paid only once, upon the first achievement of the applicable milestone event.

4.2.                            Sales Milestone Payments. In addition to the milestone payments set forth in Section 4.1, following the First Commercial Sale, on the terms and subject to the conditions contained herein, MDCO shall additionally be obligated to pay to Eagle up to an additional [*] (pursuant to Sections 4.2.1, 4.2.2 and 4.2.3) as follows:

4.2.1.                  If the aggregate Net Sales of all Products in the Territory at any time after the Effective Date equals at least [*], then MDCO shall pay to Eagle [*];

4.2.2.                  If the aggregate Net Sales of all Products in the Territory at any time after the Effective Date equals at least [*], then MDCO shall pay to Eagle [*]; and

4.2.3.                  If the aggregate Net Sales of all Products in the Territory at any time after the Effective Date equals at least [*], then MDCO shall pay to Eagle [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

For purposes of clarity, each milestone payment set forth in this Section 4.2 shall be paid only once, upon the first achievement of the applicable milestone event. Such milestone payments shall be paid no later than [*] following the end of the calendar quarter in which the milestone was first achieved.

4.3.                            Catch-Up Milestone Payments With Respect to the Existing Product Regulatory Approval Milestone Payment.

4.3.1.                  If the FDA approves the NDA for the Existing Product within the time period set forth in Section 4.1.2(a) and no Generic Competing Product has been sold in the Territory on or before [*], then MDCO shall pay Eagle a milestone payment equal to [*].

4.3.2.                  If the FDA approves the NDA for the Existing Product within the time period set forth in Section 4.1.2(b), then MDCO shall pay Eagle the following milestone payments:

(a)                                 [*] if no Generic Competing Product has been sold in the Territory on or before [*], and

(b)                                 an additional [*] if no Generic Competing Product has been sold in the Territory on or before [*].

4.3.3.                  If the FDA approves the NDA for the Existing Product within the time period set forth in Section 4.1.2(c), then MDCO shall pay Eagle the following milestone payments:

(a)                                 [*] if no Generic Competing Product has been sold in the Territory on or before [*],

(b)                                 an additional [*] if no Generic Competing Product has been sold in the Territory on or before [*], and

(c)                                  an additional [*] if no Generic Competing Product has been sold in the Territory on or before [*].

4.3.4.                  If the FDA approves the NDA for the Existing Product after [*], MDCO shall pay Eagle the following milestone payments:

(a)                                 [*] if no Generic Competing Product has been sold in the Territory on or before [*],

(b)                                 an additional [*] if no Generic Competing Product has been sold in the Territory on or before [*],

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)                                  an additional [*] if no Generic Competing Product has been sold in the Territory on or before [*], and

(d)                                 an additional [*] if no Generic Competing Product has been sold in the Territory on or before [*].

Payments pursuant to this Section 4.3 shall be made by MDCO to Eagle within [*] after MDCO’s receipt of an invoice therefor. For purposes of clarity, the payments set forth in Sections 4.3.1, 4.3.2, 4.3.3 and 4.3.4 shall be mutually exclusive, and in no event will MDCO be required to make payments pursuant to more than one of such Sections.

4.4.                            Sublicense Revenue Sharing. Subject to Section 4.12, MDCO shall pay to Eagle [*] of all Sublicensing Revenue received by MDCO or its Affiliates; provided, however, that, subject to Section 2.5, if any Third Party (or Eagle or its Affiliates if Section 8.1.3 applies) launches or otherwise Exploits any Generic Competing Product on or before [*] (even if the launch of such Generic Competing Product occurs on or before [*], but the thirty (30) consecutive day sale period described in the definition of Generic Competing Product has not yet been achieved as of [*] but is achieved thereafter within thirty (30) days after such launch date), then from and after the launch date of such Generic Competing Product, the portion of Sublicensing Revenue payable to Eagle with respect to Products pursuant to this Section 4.4 shall be reduced to [*] of such Sublicensing Revenue. Such portion of Sublicensing Revenue shall be payable quarterly, within forty-five (45) days after the end of the calendar quarter in which the applicable Sublicensee pays to MDCO or its Affiliate the underlying Sublicensing Revenue.

4.5.                            Royalties.

4.5.1.                  Royalty Payments. In addition to the milestone and Sublicensing Revenue payments set forth in Sections 4.1, 4.2, 4.3 and 4.4, and subject to Sections 4.5.2 and 4.5.3, MDCO shall pay Eagle [*] of Net Sales (such amounts owed to Eagle pursuant to this Section 4.5, the “Royalty”); provided, however, that, subject to Section 2.5, if any (a) Third Party (or Eagle or its Affiliates if Section 8.1.3 applies) launches or otherwise Exploits any Generic Competing Product on or before [*] (even if the launch of such Generic Competing Product occurs on or before [*], but the thirty (30) consecutive day sale period described in the definition of Generic Competing Product has not yet been achieved as of June 30, 2012 but is achieved thereafter within thirty (30) days after such launch date), then from and after the launch date of such Generic Competing Product, the Royalty shall be reduced to [*] of any such Third Party Payments made by MDCO, its Affiliates or any such Distributor or Sublicensee; provided, however, in no event shall such credit cause any milestone payment or royalties payable to Eagle pursuant to Sections 4.1, 4.2, 4.3 or 4.4 or this Section 4.5 for any particular calendar quarter, to be reduced to less than [*] of the amount that would otherwise be payable for such period; provided, further, that MDCO may carry forward any unused amounts and may credit such unused amounts against future milestone or royalty payments in future calendar quarters.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.5.3.                  Royalty Adjustments for Excessive Supply Costs. If the per unit Supply Cost of a Product exceeds [*] of the Net Sales of such Product for [*] and such excess Supply Cost is reasonably expected to continue following [*] period, the Parties shall negotiate in good faith an equitable reduction in the Royalty payable by MDCO to Eagle with respect to the Net Sales and the portion of Sublicensing Revenue payable to Eagle. If the Parties are unable to negotiate such a reduction within such [*] period, then the CEOs shall meet at a mutually agreed upon time and location for the purpose of resolving such dispute and shall engage in good faith discussions or negotiations to resolve such dispute.

4.6.                            Expiration of Royalty Obligations. Unless this Agreement is earlier terminated in accordance with ARTICLE 10, the obligation of MDCO to pay Royalties to Eagle in respect of a Product shall expire on a Product-by-Product and country-by-country basis on the later of (a) [*] after the First Commercial Sale of such Product in such country, and (b) the date of expiration of the last Valid Claim within the Eagle Patents Covering the sale of such Product in such country. Upon such expiration, the license under the Eagle Intellectual Property granted to MDCO in each such country shall be fully-paid, royalty-free and irrevocable.

4.7.                            Timing of Royalty Payments. Royalty payments to Eagle shall be made [*], no later than [*] following [*] in which the Products are sold. Notwithstanding the foregoing, for each of the [*] following the First Commercial Sale of the Existing Product, MDCO shall, within [*] following the [*], pay to Eagle the estimated Royalty for [*] and at [*] following such First Commercial Sale of the Existing Product, MDCO and Eagle shall “true-up” such estimated amounts paid to Eagle to the extent of any overpayment (in which case Eagle shall reimburse MDCO for the amount of any such overpayment) or underpayment (in which case MDCO shall pay Eagle the amount of the underpayment) as part of the calculation and payment of the Royalty for each of [*].

4.8.                            Audit. For a period of three (3) years after the calendar year to which the records relate, MDCO shall keep complete and accurate records pertaining to the sale or other disposition of the Products in sufficient detail to permit Eagle to confirm the accuracy of all payments due hereunder and Eagle shall keep complete and accurate records pertaining to the Development Program costs, the Supply Cost and all components of Gross Profit (if applicable) in sufficient detail to permit MDCO to confirm the accuracy of all payments made or due hereunder. Each Party shall have the right to cause an independent, nationally-recognized, certified public accountant to which the other Party has no reasonably, well-founded objection to audit such records to confirm, if MDCO is audited, the gross invoiced sales amounts, the Net Sales and royalty or Gross Profit payments in respect thereof, or if Eagle is audited, the Development Program costs, Supply Cost and Gross Profit payments; provided, however, that such auditor shall not disclose the audited Party’s Confidential Information to the auditing Party, except to the extent such disclosure is necessary to verify the amount of royalties and other payments due under this Agreement, and such auditor shall enter into a non-disclosure agreement reasonably acceptable to the audited Party. Such audits may be exercised once a year on reasonable notice to the audited Party and during normal business hours, within three (3) years after the royalty or other period to which such records relate. Any amounts shown to be owing by such audits shall

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

be paid promptly. The auditing Party shall bear the cost of such audit unless such audit discloses that the audited Party has overcharged or underpaid the auditing Party by more than [*] from the amounts actually owed for the period audited, in which case, the audited Party shall bear the reasonable cost of such audit.

4.9.                            Tax Matters. If Applicable Laws require withholding of income taxes or other taxes imposed upon payments set forth in this ARTICLE 4, the Party making such payment (the “Paying Party”) shall make such withholding payments as required and subtract such withholding payments from the payments set forth in this ARTICLE 4. The Paying Party shall submit appropriate proof of payment of the withholding taxes to the other Party (the “Paid Party”) within a reasonable period of time. At the request of the Paid Party, the Paying Party shall, at its cost, give the Paid Party such reasonable assistance, which shall include the provision of appropriate certificates of such deductions made together with other supporting documentation as may be required by the relevant tax authority, to enable the Paid Party to claim exemption from such withholding or other tax imposed or to obtain a repayment thereof or reduction thereof and shall upon request provide such additional documentation from time to time as is reasonably required to confirm the payment of tax.

4.10.                     Currency Exchange. With respect to Net Sales invoiced or expenses incurred in U.S. Dollars, the Net Sales or expense amounts and the amounts due to the receiving Party hereunder shall be expressed in U.S. Dollars. With respect to Net Sales invoiced or expenses incurred in a currency other than U.S. Dollars, the Net Sales or expense shall be expressed in the currency in which such Net Sales were invoiced or such expense was incurred together with the U.S. Dollar equivalent, calculated using the average of the spot rate on the first and last business days of the calendar quarter in which the Net Sales were made or the expense was incurred. The “closing mid-point rates” found in the “dollar spot forward against the dollar” table published by The Financial Times or any other publication as agreed to by the Parties shall be used as the source of spot rates. All payments shall be made in U.S. Dollars.

4.11.                     Late Payment and Interest. Any payments due under this Agreement by either Party that are paid but were overcharged, or not paid by the date such payments are due, shall bear interest at the lesser of [*] per month and the highest rate permitted under Applicable Law from the date such overpaid amounts were made until repaid in full or from the date such unpaid payments are due until paid in full. The foregoing interest shall be in addition to any other remedies that the overcharged or underpaid Party may have pursuant to this Agreement.

4.12.                     Allocation of Gross Profits. If the provisions of Section 2.5 apply with respect to a Product, then solely in the United States, in lieu of future milestone, Royalty and Sublicensing Revenue obligations set forth in Sections 4.1, 4.2, 4.3, 4.4 and 4.5 with respect to such Product, MDCO and Eagle shall share Gross Profits with respect to such Product as follows: [*] to Eagle and [*] to MDCO. The calculation of Gross Profits shall be made in accordance with Section 4.13.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.13.                     Gross Profit Reporting and Reconciliation. If the provisions of Section 2.5 apply with respect to a Product, then, solely with respect to the United States:

4.13.1              Within thirty (30) days after the end of each calendar quarter, each Party shall submit a written report to the other Party setting forth in reasonable detail, separately with respect to each such Product during such calendar quarter, as applicable, Net Sales of each Product, Sublicensing Revenue and Supply Cost incurred by or on behalf of the reporting Party in the United States during such calendar quarter. Such report shall provide supporting detail for such Net Sales, Sublicensing Revenue and Supply Cost.

4.13.2              Within fifteen (15) days after receipt of each Party’s reports under Section 4.13.1, Eagle shall submit to MDCO a written report setting forth in reasonable detail the calculation of Gross Profit and the calculation of any net amount owed by Eagle to MDCO or by MDCO to Eagle, in order to ensure equal sharing of Gross Profits as specified in Section 4.12.

4.13.3              The net amounts payable under Section 4.13.2 shall be paid by Eagle or MDCO, as the case may be, within [*] after receipt of each such written report; provided that in the event of a dispute as to the amounts under Section 4.13.2, the disputing Party shall pay the amount not in dispute and shall provide written notice within such [*] period after receipt of the written report in question, specifying in detail such dispute. The Parties shall promptly thereafter meet and negotiate in good faith a resolution to such dispute. If the Parties are unable to resolve such dispute within [*] after notice by the disputing Party, the matter shall be resolved in accordance with ARTICLE 12.

ARTICLE 5. INTELLECTUAL PROPERTY

5.1.                            Ownership and Retention of Rights. Subject to the licenses granted by Eagle herein, Eagle shall retain all rights in the Eagle Intellectual Property (other than the Joint Intellectual Property) and MDCO shall retain all rights in the MDCO Intellectual Property (other than the Joint Intellectual Property), and the Parties shall jointly own, and each Party shall have an undivided interest in, the Joint Intellectual Property. Determining whether an Invention is solely or jointly owned by MDCO or Eagle shall be resolved in accordance with United States patent laws concerning inventorship.

5.2.                            Prosecution and Maintenance of the Eagle Patents and Joint Patents. Eagle shall be responsible for the filing, prosecution and maintenance of the Eagle Patents and Joint Patents, and shall cooperate with MDCO with respect thereto. Eagle will provide MDCO with access to all documentation, filings and communications to or from the respective patent offices in the Territory with respect to the Eagle Patents and Joint Patents, at reasonable times and on reasonable notice. Eagle shall allow MDCO to participate in all aspects of the preparation, filing, prosecution and maintenance of the Eagle Patents, including by proposing claims and amendments thereto, and providing recommendations on the substance of responses to official communications from any patent granting authority. Eagle shall have the right to make any final

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

decisions regarding the filing, prosecution and maintenance of the Eagle Patents; provided that Eagle, its agents and attorneys shall take into consideration MDCO’s proposals and recommendations in respect thereof; provided further that Eagle shall not fail to implement or incorporate any material MDCO proposals or recommendations without first discussing such matter with MDCO. MDCO and Eagle shall each be responsible for [*] of all fees and costs associated with the preparation, filing, prosecution and maintenance of the Eagle Patents in the Territory after the Effective Date, including out of-pocket expenses incurred by MDCO in response to requests from Eagle for access to any employees of MDCO or information in furtherance of the preparation, prosecution, or maintenance of the Eagle Patents. Eagle and MDCO shall equally split any such fees and costs for the Joint Patents after the Effective Date. For the avoidance of doubt, Eagle shall not be responsible for legal expenses of MDCO incurred pursuant to MDCO’s review or comment rights pursuant to this Section 5.2. Eagle shall not abandon any Eagle Patent or Joint Patent without at least ninety (90) days’ prior written notice to MDCO. If Eagle elects to abandon any Eagle Patent or Joint Patent in any country in the Territory, MDCO shall have the right to continue to prosecute and maintain such Patent in such country, in Eagle’s name (with respect to the Eagle Patents) or jointly in both Parties’ names (with respect to the Joint Patents) and MDCO and Eagle shall [*] be responsible for [*] of all such expenses; provided, however, that, to the extent not already paid by Eagle to MDCO, MDCO shall have the right to deduct Eagle’s portion of such patent costs and expenses against payments owed to Eagle pursuant to ARTICLE 4.

5.3.                            Regulatory Data Protection. To the extent required or permitted by Applicable Law, Eagle will promptly, accurately and completely list, with the applicable Regulatory Authorities during the Term, all applicable Patents for all Products throughout the world that have become the subject of an application for Regulatory Approval submitted to the FDA or other Regulatory Authority. Such listings shall include all so called “Orange Book” listings required under the Hatch-Waxman Act and all so called “Patent Register” listings as required in Canada. Prior to making any such filings or listings with any Regulatory Authority in the Territory, the Parties will meet to evaluate and identify all applicable Patents, and Eagle shall list such Patents in the Territory and take into consideration MDCO’s suggestions in respect thereof.

5.4.                            Enforcement of the Eagle Intellectual Property and the Joint Intellectual Property.  MDCO shall have the first right to assert, in the name of Eagle or MDCO or the Parties’ jointly, any IP Protection Rights Covering the Products in the Territory, including the Eagle Patents and Joint Patents, against any Third Party that seeks to or actually makes, uses, imports, sells or offers for sale anywhere in the Territory a product containing the Active Ingredient, and MDCO shall have the right to direct and control litigation concerning such IP Protection Rights in regular consultation with Eagle regarding litigation strategy and tactics using counsel of MDCO’s choice and mutually agreeable to Eagle, and Eagle shall join such litigation if necessary or useful for MDCO to pursue such litigation or collect damages. Eagle agrees to take such action as reasonably requested by MDCO to ensure that MDCO shall have standing to bring an enforcement action pursuant to this Section 5.4. Any settlement of such litigation must be pursuant to Eagle’s consent; provided, however, that if MDCO does not assert such IP Protection Rights in the Territory, then Eagle shall be entitled to assert such IP Protection Rights in the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Territory and direct and control such litigation, at Eagle’s expense. Each of MDCO and Eagle shall cooperate fully and keep the other informed with respect to the progress of any such action, and, MDCO and Eagle shall regularly consult regarding litigation strategy and tactics. All costs, fees and expenses incurred by MDCO and Eagle pursuant to any action taken pursuant to this Section 5.4 shall be shared equally by the Parties. Any recovery obtained by MDCO or Eagle as a result of any enforcement pursuant to this paragraph, whether by judgment, award, decree or settlement, shall be applied (a) first to reimburse MDCO and Eagle for their respective direct, out-of-pocket expenses (including legal fees) incurred to obtain such recovery and (b) any remaining amount will be shared equally between Eagle and MDCO.

5.5.                            Defense of Claims Brought by Third Parties. If a Party becomes aware of any claim that the practice by either Party of the Eagle Intellectual Property or Joint Intellectual Property in the development, use, Manufacture or Exploitation of the Active Ingredient or the Product in the Territory infringes the IP Protection Rights of any Third Party, such Party shall promptly notify the other Party. In any such instance, the Parties shall cooperate and shall mutually agree upon an appropriate course of action. Each Party shall provide to the other Party copies of any notices it receives from Third Parties regarding any Patent nullity actions regarding the Eagle Patents or the Joint Patents, any declaratory judgment actions and any alleged infringement or misappropriation of Third Party IP Protection Rights relating to the development, use, Manufacture or Exploitation of the Active Ingredient or the Product(s) in the Territory. Such notices shall be provided promptly, but in no event more than fifteen (15) days following receipt thereof. Each Party shall be responsible for its own costs incurred pursuant to this Section 5.5.

ARTICLE 6. REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1.                            Representations, Warranties and Covenants of MDCO and Eagle. MDCO and Eagle each represents and warrants to the other, as of the Effective Date, and, as applicable, covenants to the other Party, that:

6.1.1.                  It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

6.1.2.                  Neither it, nor any of its employees or consultants who shall be undertaking any activities related to this Agreement, the Active Ingredient or the Products, has been debarred or is the subject of debarment or other disciplinary proceedings by any Regulatory Authority anywhere in the world.

6.1.3.                  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to such Party in connection with its execution, delivery and performance of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.1.4.                  The execution, delivery and performance by it of this Agreement, and the transactions contemplated hereby, have been duly authorized by all necessary corporate action and equity holder action and will not (a) violate any Applicable Laws or (b) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

6.1.5.                  This Agreement is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditors’ rights generally.

6.1.6.                  It is not under any obligation to any Third Party, contractual or otherwise, that is conflicting with the terms of this Agreement or that would limit the ability of such Party to fulfill its obligations hereunder in any material respect.

6.1.7.                  It has or will acquire all necessary properties, rights and assets needed by it to perform its obligations hereunder with respect to the Development Plan.

6.1.8.                  It shall comply, and shall use Commercially Reasonable Efforts to ensure that all of its Affiliates and Third Party agents and contractors, if any, shall comply, with all Applicable Laws in the performance of its obligations pursuant to this Agreement.

6.2.                            Representations, Warranties and Covenants of Eagle. Eagle represents and warrants to MDCO, as of the Effective Date, and, as applicable, covenants to MDCO, that:

6.2.1.                  Eagle has (and will for the term of any such grant hereunder maintain) the right to grant the licenses set forth in Section 2.1.

6.2.2.                  To the best of Eagle’s knowledge, (a) Eagle is the sole and exclusive owner of (or, in the case of licensed rights, the exclusive licensee of) the entire right, title and interest in and to the Eagle Intellectual Property that exists on the Effective Date, free and clear of all encumbrances, security interests, options and licenses; (b) the Eagle Patents are valid and enforceable, (c) other than the Eagle Know-How and the Eagle Patents existing as of the Effective Date and licensed to MDCO hereunder, there is no Know-How or Patents owned by or licensed to Eagle or its Affiliates that (i) was used or generated by Eagle or its Affiliates in the development, use, Manufacture or Exploitation of the Active Ingredient or Product prior to the Effective Date, or (ii) is used in or is otherwise necessary or useful for the development, use, Manufacture or Exploitation of the Active Ingredient or Product as contemplated by this Agreement.

6.2.3.                  Eagle’s employees who have had or will have access to the Confidential Information of MDCO are (or in the case of employees hired after the Effective Date, will be) bound by written agreements that contain (a) confidentiality provisions that will

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

protect the confidentiality of the Confidential Information of MDCO in the manner contemplated by this Agreement, including ARTICLE 9 and (b) invention assignment provisions that assign to Eagle all of such employees’ right, title and interest in and to any Eagle Intellectual Property.

6.2.4.                  (a) No claim of infringement of the Patents of any Third Party has been made, nor to Eagle’s knowledge threatened, against Eagle or any of its Affiliates with respect to the development, use, Manufacture or Exploitation of the Active Ingredient or any Product; (b) there are no other claims, judgments or settlements against or owed by Eagle or to which Eagle is a party or, to the best of Eagle’s knowledge, pending or threatened claims or litigation, in either case relating to the Active Ingredient or any Product; (c) to the best of Eagle’s knowledge, there is no valid basis for any claim that the Patents or other intellectual property rights of any Third Party have been or would be infringed or misappropriated with respect to the development, use, Manufacture or Exploitation of the Active Ingredient or any Product; and (d) (i) prior to the Effective Date, the so-called Paragraph IV notice letter was properly sent by Eagle (or on behalf of Eagle) in accordance with all Applicable Laws (including 21 CFR 314.95) to the holder of the NDA for Argatroban, and to the owner of the Patent listed in the Orange Book for Argatroban, and (ii) no lawsuit in response to the Paragraph IV notice letter was served upon, or filed by any Third Party against, Eagle or any of its Affiliates within forty-five (45) days after receipt by such NDA holder and such Patent owner of such Paragraph IV notice letter.

6.2.5.                  Prior to the Effective Date, Eagle has provided MDCO with a correct copy of all provisions of the SciDose License Agreement and of all amendments thereto, in each case relevant to the transactions contemplated hereby and by the Supply Agreement. All payments required to be made by Eagle under the SciDose License Agreement prior to the Effective Date have been made, and Eagle is in compliance in all material respects with its obligations thereunder. The SciDose License Agreement remains in full force and effect as of the Effective Date and such agreement is the only agreement as of the Effective Date between Eagle and any Affiliate or Third Party that (a) imposes an obligation to pay royalties or other payments to a Third Party based on the development, use or Exploitation of Product in the Field in the Territory, or the Manufacture of the Active Ingredient or the Product, or (b) imposes any other obligation on Eagle or its Sublicensees, or grants any rights to any Third Party, with respect to the development, use or Exploitation of the Product in the Field in the Territory or the Manufacture of the Active Ingredient or the Product.

6.2.6.                  Eagle shall (a) develop and maintain the Safety Database in accordance with customary pharmaceutical industry practices and in compliance with all Applicable Laws, and (b) ensure that the Safety Database includes comprehensive Safety Data and Complaint information resulting from the activities of Eagle, its Affiliates, licensees, Distributors, Sublicensees and agents throughout the world with respect to the Active Ingredient and Products.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.3.                            Representations, Warranties and Covenants of MDCO. MDCO represents and warrants to Eagle, as of the Effective Date, and, as applicable, covenants to Eagle, that MDCO’s employees who have had or will have access to the Confidential Information of Eagle are (or in the case of employees hired after the Effective Date, will be) bound by written agreements that contain (i) confidentiality provisions that will protect the confidentiality of the Confidential Information of Eagle in the manner contemplated by this Agreement, including ARTICLE 9, and (ii) invention assignment provisions that assign to MDCO all of such employees’, agents’, and consultants’ right, title and interest in and to any Joint Intellectual Property.

6.4.                            LIMITATIONS ON WARRANTIES. OTHER THAN THE REPRESENTATIONS AND WARRANTIES MADE BY THE PARTIES PURSUANT TO SECTIONS 6.1, 6.2, 6.3 AND 9.1, THE PARTIES DISCLAIM ANY AND ALL OTHER WARRANTIES WHETHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY ARISING FROM COURSE OF DEALING OR USAGE OF TRADE.

ARTICLE 7. MANUFACTURING AND SUPPLY

7.1.                            Clinical Supply. Eagle shall use Commercial Reasonable Efforts to Manufacture or cause to be Manufactured all Clinical Supplies of the Existing Product and the Next Products for the Development Program, including the completion of pre-clinical work and human clinical trials. Eagle shall not supply the Products to any Person, other than MDCO or its designee, for use or Exploitation in the Territory.

7.2.                            Commercial Supply. Eagle will use Commercially Reasonable Efforts to establish a commercial Manufacturing process for Manufacturing or causing to be Manufactured commercial supplies of the Existing Product and the Next Products on the scale and in the amounts required to meet MDCO’s commercial requirements for the Territory. Eagle will supply MDCO with MDCO’s commercial supply requirements of the Existing Product and the Next Products pursuant and subject to the Supply Agreement and the Quality Agreement.

7.3.                            Supply Price. Subject to the terms and conditions of the Supply Agreement, MDCO shall acquire Product from Eagle at the Supply Cost.

7.4.                            Manufacturing Logistics Support.

7.4.1.                  Eagle shall dedicate the efforts of one of its full-time employees to managing the Manufacturing and supply logistics in order for Eagle to supply commercial quantities of the Existing Product and the Next Products to MDCO in accordance with this Agreement and the Supply Agreement, in accordance with the Parties’ agreement on the scope of activities to be conducted by such employee (such employee, the “Logistics Coordinator”). The Logistics Coordinator shall be an employee of Eagle and not MDCO, and Eagle shall be solely responsible for all obligations owed to such individual as an employee, including all salary, bonus and benefits.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.4.2.                  Provided that Eagle has provided an invoice therefor to MDCO at least [*] before the start of each calendar quarter described in this Section 7.4.2, MDCO shall pay Eagle [*] on or before the [*] starting January 1, 2010 and [*] on or before the [*] starting January 1, 2011, to offset the costs of Eagle providing the Logistics Coordinator; provided, however, that if Regulatory Approval for the Existing Product is not obtained on or before June 30, 2010, the payments owed pursuant to this Section 7.4.2 shall cease until such Regulatory Approval is obtained and thereafter MDCO shall continue to make such [*] payments. For the avoidance of doubt, in no event shall MDCO owe Eagle greater than [*] pursuant to this Section 7.4.2.

ARTICLE 8. ADDITIONAL COVENANTS

8.1.                            Compliance And Cooperation; Further Assurances.

8.1.1.                  During the Term, MDCO and Eagle shall (a) comply in all material respects with all Applicable Laws relating to the development, Manufacture, use, sale, importation and other Exploitation of any of the Products; and (b) promptly notify the other if it becomes aware of any material information that would reasonably be expected to adversely impact the achievement of the objectives of the Development Program or the development, Manufacture, use, sale, importation or other Exploitation of the Products in any jurisdiction, including any information adverse to the assertion of the IP Protection Rights that are the subject of the licenses granted in Section 2.1, the continued effectiveness of any Regulatory Approvals of any Products, or otherwise relevant to the Exploitation of the Products.

8.1.2.                  Subject to the terms and conditions herein, the Parties agree that neither Party nor its Affiliates will develop, Manufacture, import, market, sell, offer to sell or distribute in the Territory any product containing the Active Ingredient, except for the Existing Product and Next Products pursuant to this Agreement; provided, however, that this Section 8.1.2 shall not restrict the Exploitation of any Product by Eagle in the event that MDCO exercises its right to terminate this Agreement in respect of such Product pursuant to Section 10.3.

8.1.3.                  The foregoing provisions of this Section 8.1 notwithstanding, if Eagle consummates a Sale Transaction with a Third Party where such Third Party has, prior to the consummation of such Sale Transaction, rights (through ownership or license or other contractual right) to use, develop, make and have made, offer for sale, market, promote, sell, import and otherwise Exploit any product containing the Active Ingredient in the Field in the Territory (a “Third Party Competing Product”) and is actually and actively engaged in the clinical development or Exploitation of such Third Party Competing Product prior to the consummation of such Sale Transaction, then:

(A)                               the Third Party Competing Product shall not be a “Product” for purposes of this Agreement (e.g., the sales of the Third Party Competing Product shall not be

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

included in the computation of Gross Profits, and the sale of the rights to Exploit the Third Party Competing Product in the ROW shall not trigger any rights of MDCO pursuant to Section 2.6);

(B)                               the restrictions set forth in Section 8.1.2 shall not apply to Eagle or such Affiliate with respect to such Third Party Competing Product; provided, however, that no Eagle Intellectual Property Rights are granted by Eagle or its Affiliates to such Third Party, or used by Eagle, its Affiliates or such Third Party, in connection with, the use, development, making or having made, offering for sale or selling, marketing, promoting, importing or otherwise Exploiting such Third Party Competing Product;

(C)                               such Third Party Competing Product shall be treated as a Generic Competing Product for purposes of Sections 4.4 and 4.5.1, and unless and until the provisions of Section 2.5 apply, MDCO shall have the right to reduce its obligations to share Sublicensing Revenue and royalties in the Territory accordingly; provided, that such Sublicensing Revenue and royalty reductions shall continue to apply outside the United States even if Section 2.5 applies with respect to the United States; and

(D)                               the restrictions set forth in Section 8.1.2 shall no longer apply to MDCO.

8.2.                            Equity Financing. On or before the sixtieth (60th) day following the Effective Date, MDCO shall purchase from Eagle, and Eagle shall sell to MDCO, [*] worth of a new series of Eagle’s convertible preferred stock, which [*] providing the purchaser [*] (a) [*], or (b) [*]. Such investment in Eagle shall be at a pre-money valuation of [*], and except as otherwise provided in this Section 8.2, on substantially the same terms as MDCO’s prior equity investment in Eagle.

8.3.                            Adverse Event Reporting.

8.3.1.                  Each Party shall maintain a record of any and all Complaints and other Safety Data it receives, or which its Affiliates, Distributors, licensees, Sublicensees or contractors receive, with respect to the Active Ingredient or Products. Each Party shall notify the other Party in reasonable detail of any Complaint or other Safety Data received by such Party or its Affiliates with respect to the Active Ingredient or Products within sufficient time to allow the other Party and its Affiliates, Distributors, licensees, Sublicensees or contractors (as applicable) to comply with any and all regulatory and other requirements under Applicable Law imposed upon them in any jurisdiction in which or for which such Product is being developed or Exploited by or on behalf of a Party. Each Party shall provide such information to the other Party within five (5) calendar days after its first receipt; provided, however, that any information relating to a serious adverse experience (“SAE”), as that term is defined at 21 C.F.R. §600.80, shall be provided to the other Party within forty-eight (48) hours after its first receipt. The Party providing the Complaint information or Safety Data shall use Commercially Reasonable Efforts to assist the receiving Party with any follow-up investigation necessary to comply with Applicable Laws with respect to the Active Ingredient or Product. In addition to the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

foregoing, each Party shall promptly notify the other Party if such Party becomes aware of any information or circumstance that are likely to have a material adverse effect on the development, Manufacture or Exploitation of the Product or the Active Ingredient by or on behalf of a Party in any country or jurisdiction of the world.

8.3.2.                  Eagle shall be responsible for reporting Product adverse events and Complaints to the FDA and all other Regulatory Authorities throughout the world. Eagle shall field, triage and document incoming adverse events and Product defect complaints and promptly supply MDCO with any information with respect thereto, and shall file all such information with the FDA or other Regulatory Authorities throughout the world in accordance with all Applicable Laws. Eagle will be responsible for any follow—up activities with the reporting party and all tracking, trending and signal detection for the Product.

8.3.3.                  Eagle shall search for evidence of adverse events published in literature by conducting a search of widely used systematic literature review and reference database, such as Medline, Excepta, Medica or Embase, at least once a month, and Eagle shall provide MDCO with the results of such searches and activities. Eagle shall ensure that relevant publications in each country of the Territory are reviewed. If Third Party services are required to be contracted by Eagle with respect to its obligations set forth in this Section 8.3, then such costs shall be borne by Eagle. If any adverse event is found in the literature, Eagle shall report such information to MDCO, and Eagle shall report such information to the FDA and all other Regulatory Authorities throughout the world in accordance with, and to the extent required by, Applicable Laws. For purposes of this Agreement, a literature adverse event is considered to be found on the day that any personnel of Eagle or its designee become aware of the publication of such event.

8.3.4.                  Within ninety (90) days after the Effective Date the Parties will develop and agree in writing upon safety data exchange procedures governing the coordination of collection, investigation, reporting and exchange of information concerning any adverse experiences, and any Product quality issues and Complaints involving adverse experiences, and any other Safety Data, related to the Active Ingredient or the Product, sufficient to enable each Party to comply with its legal and regulatory obligations and not inconsistent with the terms of the Supply Agreement or this Agreement (the “Pharmacovigilance Agreement”).

8.4.                            Global Safety Database. Within six (6) months after the Effective Date, Eagle shall enter into an Agreement with a Third Party reasonably acceptable to MDCO to develop and maintain a global adverse event database for the Active Ingredient and Products (the “Safety Database”). The Safety Database shall be maintained by Eagle at its sole expense and in compliance with all Applicable Laws, and in accordance with industry-standard best practices, and shall include all Safety Data and Complaint information in connection with the activities of Eagle, its Affiliates, licensees, Distributors, Sublicense,es, contractors and agents throughout the world with respect to the Active Ingredient and Products. Eagle shall generate regular written

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

reports comprising all adverse events, Complaints and Safety Data for use by MDCO, its Affiliates, Distributors and Sublicensees with respect to the development, use, Manufacture and Exploitation of Products in the Field in the Territory, such reports to be generated at least every thirty (30) days during the Term. Eagle shall provide MDCO, its Affiliates, Distributors and Sublicensees with regular (at least once every thirty (30) days) updates to the information contained in the Safety Database.

8.5.                            Recalls, Market Withdrawals or Corrective Actions. In the event that any Regulatory Authority issues or requests a recall or market withdrawal or takes a similar action in connection with a Product in the Territory, or in the event either Party or any of its Affiliates, licensees, Distributors or Sublicensees determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal of the Product, the Party notified of such recall or similar action, or the Party that desires, or whose Affiliate, licensee, Distributor or Sublicensee desires, such recall or similar action, shall, within twenty-four (24) hours, advise the other Party thereof by telephone or facsimile. Eagle (itself or via its Affiliates, Distributors, licensees or Sublicensees) shall, in consultation with MDCO, determine whether to conduct a recall of the Product in the Field in the Territory and the manner in which any such recall shall be conducted (except in the case of a government mandated recall, when Eagle (or its Affiliates, licensees or Sublicensees) may act without such advance notice but shall notify MDCO as soon as possible); provided, however, that MDCO may conduct a recall of the Product in the Field in the Territory if reasonably determined by MDCO to be necessary or appropriate to comply with Applicable Laws, or to protect the safety of individuals or MDCO’s reputation. Each Party (or its Affiliates, licensees or Sublicensees (other than the other Party or its Affiliates or Sublicensees)) shall bear the expense of all recalls conducted by it or on its behalf; provided that this will not limit any remedy that each Party may have against the other Party in connection with such recall. Each Party will make available all of its pertinent records that may be reasonably requested in order to effect a recall conducted by or on behalf of the other Party.

8.6.                            Ancillary Agreements. The Parties, as of the Effective Date, have entered into the Supply Agreement in the form attached hereto as Exhibit C. Within ninety (90) days after the Effective Date, the Parties shall enter into (a) a quality agreement on mutually agreeable and customary terms not inconsistent with the terms of the Supply Agreement or this Agreement (the “Quality Agreement”), and (b) the Pharmacovigilance Agreement.

ARTICLE 9. CONFIDENTIAL INFORMATION; PRESS RELEASE

9.1.                            Treatment of Confidential Information. Each Party agrees to retain in strict confidence and not disclose, divulge or otherwise communicate to any Third Party any Confidential Information of the other Party, whether received prior to, on or after the Effective Date, and further agrees not to use any such Confidential Information for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, except that each receiving Party may disclose Confidential Information of the other Party to the Representatives of the receiving Party, who, in each case, (a) need to know such Confidential Information for purposes of the implementation and performance by the receiving Party of this Agreement and (b) will use

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

such Confidential Information only for such limited purposes. Each Party hereby agrees to use at least the same standard of care in complying with its confidentiality obligations hereunder as it uses to protect its own Confidential Information of comparable sensitivity (but no less than reasonable care) and to exercise reasonable precautions to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its Representatives. Each Party warrants that each of its Representatives to whom any Confidential Information of the other Party is revealed shall previously have been informed of the confidential nature of such Confidential Information and shall have agreed to maintain its confidentiality under terms no less restrictive than those set forth in this ARTICLE 9. Without limiting the generality of any of the foregoing, the Parties agree not to make any disclosure of the other Party’s Confidential Information that would be reasonably likely to impair the Parties’ ability to obtain U.S. or foreign patents on any patentable invention or discovery described or otherwise embodied in such Confidential Information, without first obtaining the express permission of the disclosing Party to do so. The Confidential Information of each Party may include information from Third Parties disclosed by one Party to this Agreement to the other Party to this Agreement.

9.2.                            Confidential Information. “Confidential Information” means all trade secrets or other proprietary information, including any proprietary data and materials (whether or not patentable or protectable as a trade secret), regarding a Party’s technology, products, business, financial status or prospects or objectives regarding the Products, which is disclosed by a Party to the other Party. All information disclosed prior to the Effective Date by one Party to the other Party pursuant to the Mutual Confidentiality Agreement between the Parties dated November 26, 2007 and the Mutual Confidentiality Agreement among the Parties and SciDose dated February 15, 2008 (the “Confidentiality Agreement”), shall be deemed “Confidential Information” of the disclosing Party under this Agreement. Notwithstanding the foregoing, there shall be excluded from the foregoing definition of Confidential Information any of the foregoing that:

9.2.1.                  either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party by a Third Party(ies) without any violation of any obligation to the other Party; or

9.2.2.                  either before or after the date of the disclosure to the receiving Party becomes published or generally known to the public through no fault or omission on the part of the receiving Party or its Representatives; or

9.2.3.                  is independently developed by or for the receiving Party without reference to or reliance upon the other Party’s Confidential Information as demonstrated by contemporaneous written records of the receiving Party.

9.3.                            Release from Restrictions.

9.3.1.                  The provisions of Section 9.1 shall not apply to any Confidential Information disclosed hereunder to the extent that such Confidential Information is required to be disclosed by the receiving Party to defend or prosecute litigation with respect to Products

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

or to comply with Applicable Laws, including filing an Information Disclosure Statement with the U.S. Patent and Trademark Office or any other patent office as permitted hereunder with respect to the Eagle Patents, the Joint Patents or the MDCO Patents, or pursuant to an order of a court or regulatory agency; provided, however, that the receiving Party shall provide prior written notice of such disclosure to the other Party and shall take actions as are reasonable and lawful to avoid or minimize the degree of such disclosure, including assisting the other Party in seeking a protective order or other means for preventing disclosure or use. To the extent, if any, that a Party concludes in good faith that it is required by Applicable Laws (or required by stock exchange or quotation system rule) to file or register this Agreement or a notification thereof with any Governmental Authority, including the U.S. Securities and Exchange Commission, such Party may do so, and the other Party shall cooperate in such filing or  notification and shall execute all documents reasonably required in connection therewith. In such situation, the filing Party shall request confidential treatment of sensitive provisions of the Agreement to the extent permitted by law. The Parties shall promptly inform each other as to the activities or inquiries of any such Governmental Authority relating to this Agreement and shall cooperate to respond to any request for further information therefrom.

9.3.2.                  A Party may disclose this Agreement to a Third Party in connection with or in conjunction with a proposed merger, consolidation, sale of assets that include those related to this Agreement, a permitted assignment of this Agreement, a loan financing, raising of capital, or sale of securities; provided, however, that the disclosing Party obtains an agreement for the confidential treatment thereof under reasonable and customary terms and conditions.

9.4.                            No Implied Rights. Except as otherwise set forth in this Agreement, nothing herein shall be construed as giving either Party any right, title, interest in or ownership of the Confidential Information of the other Party. For the purposes of this Agreement, specific information disclosed as part of Confidential Information shall not be deemed to be in the public domain, generally known to the public or in the prior possession of the receiving Party merely because it is embraced by more general information in the public domain or generally known to the public or by more general information in the prior possession of the receiving Party.

9.5.                            Survival of Confidentiality Obligations. The confidentiality obligations of the Parties contained in this ARTICLE 9 shall remain binding on both Parties during the Term and for a period of seven (7) years after the expiration or termination of this Agreement, regardless of the cause of such termination. The Parties acknowledge that breach of this ARTICLE 9 may constitute irreparable harm, and that the non-breaching Party shall be entitled to seek specific performance or injunctive relief to enforce this ARTICLE 9 in addition to whatever remedies such Party may otherwise be entitled to at law or in equity.

9.6.                            Press Releases; Publicity; Filings. No public announcement concerning this Agreement or submission of this Agreement, its subject matter or the transactions described herein shall be made, either directly or indirectly, by MDCO or Eagle or their respective Affiliates, except as

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

may be legally required by Applicable Laws or required by stock exchange or quotation system rule, without (x) first obtaining the approval of Eagle or MDCO, respectively, and (y) agreement upon the nature, text, and timing of such announcement, which approval and agreement shall not be unreasonably withheld or delayed. The Party desiring to make any such voluntary public announcement shall provide the other Party with a written copy of the proposed announcement in reasonably sufficient time prior to public release to allow such other Party to comment upon such announcement, prior to public release. In the case of press releases or other public communications or submissions required to be made by Applicable Law or by stock exchange or quotation system rule, the Party making such press release, public announcement or submission shall provide to the other Party a copy of the proposed press release, public announcement or submission in written or electronic form upon such advance notice as is practicable under the circumstances for the purpose of allowing the notified Party to review and comment upon such press release, public announcement or submission. Under such circumstances, the releasing Party shall not be obligated to delay making any such press release, public communication or submission beyond the time when the same is required to be made. Either Party may republish any information about this Agreement which had been properly publicized pursuant to this Agreement or which the other Party had improperly publicized.

ARTICLE 10. TERM AND TERMINATION

10.1.                     Term. Except as otherwise specifically provided herein, the term of this Agreement (the “Term”) shall commence upon the Effective Date and shall remain in full force and effect, unless earlier terminated in accordance with this ARTICLE 10 or Section 13.1, for so long as the Development Program is continuing and thereafter for as long as MDCO is Exploiting Products for which Royalties are owed to Eagle pursuant to ARTICLE 4.

10.2.                     Termination for Cause. Eagle or MDCO (as applicable, the “Terminating Party”) shall have the right to terminate this Agreement, effective [*] after written notice of termination is given to the other Party (the “Breaching Party”), in the event that the Breaching Party fails to remedy any material failure to fulfill its obligations under this Agreement or remains in material breach of the terms or conditions hereof, which failure or breach is specified in such notice; provided, however, that if the Breaching Party by written notice to the Terminating Party given within said [*] period states that it is in good faith attempting to cure such material failure or breach and such failure or breach is capable of being cured, such [*] period shall be extended by an additional period of [*]. The foregoing provisions of this Section 10.2 notwithstanding, if Eagle seeks to terminate this Agreement pursuant to this Section 10.2, and the material breach by MDCO relates primarily to a particular Product, then Eagle shall have the right to terminate this Agreement solely with respect to such Product, and this Agreement shall remain in full force and effect with respect to all other Products. The Parties shall retain all rights and remedies (at law or in equity) in respect of any breach hereof.

10.3.                     Termination by MDCO for Convenience. At any time following the first anniversary of the Effective Date, MDCO may terminate this Agreement, in its entirety or, subject to the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

proviso set forth in Section 8.1.2, on a Product-by-Product basis, upon not less than sixty (60) days’ written notice to Eagle.

10.4.                     Effect of Termination.

10.4.1.           In the event of termination of this Agreement by MDCO pursuant to Section 10.2, 10.3, 10.5 or 13.1 or by Eagle pursuant to Section 10.2, 10.5 or 13.1, the rights and licenses granted to MDCO pursuant to Section 2.1 shall terminate; provided, however, that if this Agreement is terminated by Eagle pursuant to Section 10.2 or by MDCO pursuant to Section 10.3 solely with respect to a particular Product, then the rights and obligations of each Party under this Agreement shall terminate solely with respect to such Product, and shall remain in full force and effect with respect to all other Products.

10.4.2.           If this Agreement is terminated by Eagle pursuant to Section 10.2, 10.5 or 13.1 or by MDCO pursuant to Section 10.2, 10.5 or 13.1, at MDCO’s election any sublicense granted by MDCO in compliance with this Agreement the Sublicensee for which is then in good standing and has not contributed to the breach or other circumstance that led to the termination shall remain in full force and effect pursuant to the terms thereof, notwithstanding such termination, but all monies and other obligations due thereunder shall become immediately due to Eagle instead of MDCO, and MDCO shall have no further obligations under such sublicense agreement.

10.4.3.           The termination or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination or expiration, including any damages arising from any breach hereunder. Such termination or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

10.4.4.           ARTICLES 1, 9, 11, 12 and 13, and Sections 3.7, 4.6 (last sentence thereof with respect to any such licenses in effect on or before the effective date of expiration or termination of this Agreement), 4.8, 4.11, 5.1, 6.4 and 8.5 (last two sentences), this Section 10.4 and, solely with respect to Joint Intellectual Property, Sections 5.2, 5.3 and 5.4, shall survive termination of this Agreement in its entirety or expiration of this Agreement for any reason, in accordance with their respective terms, and for the duration stated, and where no duration is stated, shall survive indefinitely. For the sake of clarity, the Solvent Party may exercise its rights under Section 2.7 if this Agreement is rejected or otherwise terminated by or on behalf of the Insolvent Party in connection with an Insolvency Event.

10.5.                     Rights In Bankruptcy. Each Party (the “Insolvent Party”) shall promptly notify the other Party (the “Solvent Party”) in writing upon the initiation of any proceeding in bankruptcy, reorganization, dissolution, liquidation or arrangement for the appointment of a receiver or trustee to take possession of the assets of the Insolvent Party or similar proceeding under the law for release of creditors by or against the Insolvent Party or if the Insolvent Party shall make a

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

general assignment for the benefit of its creditors (any of the foregoing, an “Insolvency Event”). To the extent permitted by Applicable Law, if the applicable circumstances described above shall have continued for sixty (60) days undismissed, unstayed, unbonded and undischarged, the Solvent Party may terminate this Agreement upon written notice to the Insolvent Party at any time.

ARTICLE 11. INDEMNIFICATION; INSURANCE

11.1.                     By MDCO. MDCO shall indemnify and hold harmless Eagle, its Affiliates, directors, officers, employees and agents, from and against all losses, liabilities, damages and expenses, including reasonable attorneys’ fees and costs (collectively, “Losses”), resulting from any Claims by any Third Party to the extent resulting from (a) the breach of any representation, warranty or covenant by MDCO under this Agreement or MDCO’s gross negligence or willful misconduct; (b) the use of the Eagle Intellectual Property by MDCO, or its Affiliates beyond the scope of the license granted thereto in Section 2.1; (c) the Manufacture, use, sale, handling, storage or other Exploitation of the Products by or on behalf of MDCO, its Affiliates, Sublicensees, Distributors, customers or end-users; or (d) the use by MDCO of the Confidential Information of Eagle, its Affiliates other than as permitted herein.

11.2.                     By Eagle. Eagle shall indemnify and hold harmless MDCO and its Affiliates, and MDCO’s and its Affiliates’ directors, officers, employees and agents, from and against all Losses resulting from any Claims by any Third Party to the extent resulting from (a) the breach of any representation, warranty or covenant by Eagle under this Agreement or Eagle’s gross negligence or willful misconduct; (b) the development, Manufacture, use, handling, storage or other Exploitation of Products by or on behalf of Eagle, its Affiliates, licensees, Sublicensees, Distributors, customers or end-users (other than MDCO, its Affiliates, Distributors and Sublicensees); and (c) the use by Eagle of the Confidential Information of MDCO other than as permitted herein.

11.3.                     Indemnification Procedures. If a Party (the “Indemnitee”) intends to claim indemnification under Sections 11.1 or 11.2, as applicable, it shall promptly notify the other Party (the “Indemnitor”) in writing of any Claim for which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to assume the defense thereof with counsel of its choice (provided that such counsel is reasonably acceptable to the Indemnitee); provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or reasonably-determined - potential differing interests between the Indemnitee and any other Party represented by such counsel in such proceeding. The obligations of this Section 11.3 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the Indemnitor of any obligation to the Indemnitee under this Section 11.3. The Indemnitee, its employees and agents, shall

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any Claim covered by this Section 11.3. The Indemnitor shall not, without the prior written consent of the Indemnitee, agree to any settlement of any such claim that does not include a complete release of the Indemnitee from all liability with respect thereto or that imposes any liability, obligation or restriction on the Indemnitee.

11.4.                     Insurance. Each Party shall maintain insurance, including product liability insurance, with respect to its activities under this Agreement regarding Products in such amount as such Party customarily maintains with respect to similar activities for its other products, but not less than such amount as is reasonable and customary in the industry. Each Party shall maintain such insurance for so long as it continues its activities under this Agreement, and thereafter for so long as such Party customarily maintains insurance for itself covering similar activities for its other products. MDCO retains the right to insure or self-insure, at its sole discretion, the above coverage.

11.5.                     No Consequential or Punitive Damages. NEITHER PARTY WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR MULTIPLE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR FOR LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION 11.5 IS INTENDED TO LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY WITH RESPECT TO THIRD PARTY CLAIMS OR (B) ANY CLAIMS WITH RESPECT TO A BREACH OF A PARTY’S OBLIGATIONS OF CONFIDENTIALITY OR NON-USE IN ARTICLE 9.

ARTICLE 12. DISPUTE RESOLUTION

12.1.                     Negotiation Of Parties. In the event of any dispute or controversy arising out of, relating to or in any way connected to the interpretation of any provision of this Agreement, the performance of either Party under this Agreement or any other matter under this Agreement, including any action in tort, contract or otherwise, at equity or law, or (as applicable) any matter which has not been resolved by the JSC pursuant to Section 3.4.3 (each a “Dispute”), MDCO or Eagle may at any time provide the other Party written notice specifying the terms of such Dispute in reasonable detail. As soon as practicable after receipt of such notice, the Chief Executive Officers of both MDCO and Eagle (each a “CEO”; collectively, the “CEOs”) shall meet at a mutually agreed upon time and location for the purpose of resolving such Dispute. The CEOs shall engage in good faith discussions or negotiations for a period of up to thirty (30) days to resolve the Dispute or negotiate an interpretation or revision of the applicable portion of this Agreement which is mutually agreeable to both Parties, without the necessity of formal procedures relating thereto. During the course of such discussion or negotiation, the Parties shall reasonably cooperate and provide information that is not materially confidential so that each of the CEOs may be fully informed with respect to the issues in the Dispute.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.2.                     Arbitration. In the event any Dispute is not resolved by the CEOs within thirty (30) days after receipt of the written notice of such Dispute provided by a Party to the other Party pursuant to Section 12.1, then MDCO and Eagle shall resolve such Dispute by final and binding arbitration. Whenever MDCO or Eagle decides to institute arbitration proceedings, it shall give written notice to that effect to the other Party. Arbitration shall be held in the metropolitan area of New York, New York, USA, according to the then-current commercial arbitration rules of the American Arbitration Association (“AAA”), except to the extent such rules are inconsistent with this ARTICLE 12. The arbitration will be conducted by a panel of three (3) arbitrators appointed in accordance with AAA rules; provided that each of MDCO and Eagle shall within thirty (30) days after the institution of the arbitration proceedings appoint one arbitrator each, and such arbitrators shall select, if available, a third arbitrator within thirty (30) days thereafter. If the two first arbitrators are unable to select a third arbitrator within such period, the third arbitrator shall be appointed in accordance with AAA rules. Any arbitrator chosen hereunder shall have educational training and industry experience sufficient to demonstrate a reasonable level of relevant scientific, financial, medical and industry knowledge. All arbitrators eligible to conduct the arbitration must agree to render their opinion(s) as soon as reasonably practicable following the final arbitration hearing. The proceedings and decisions of the arbitrators shall be confidential, final and binding on all of the Parties. Judgment on the award so rendered may be entered in a court having jurisdiction thereof. The attorneys’ fees of the Parties in any arbitration, fees of the arbitrators and costs and expenses of the arbitration shall be borne by the Parties as determined by the arbitrators. Nothing in this Section 12.2 will preclude either Party from seeking equitable relief in accordance with Section 12.3 or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a Dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding. Notwithstanding the foregoing, the Parties are not required to resolve Disputes related to ownership, filing, prosecution, maintenance, defense or enforcement of Patents pursuant to this Section 12.2.

12.3.                     Remedies. The Parties acknowledge and agree that, in the event of a breach or a threatened breach by either Party of this Agreement for which it will have no adequate remedy at law, the other Party may suffer irreparable damage and, accordingly, shall be entitled to seek injunctive and other equitable remedies to prevent or restrain such breach or threatened breach, in addition to any other remedy they might have at law or at equity. Each of the Parties acknowledges and agrees that the restrictions set forth in Section 8.1.2 and ARTICLE 9 of this Agreement are reasonable and necessary to protect the legitimate interests of MDCO and that MDCO would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provisions thereof will result in irreparable injury to MDCO for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any such provision, MDCO shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which MDCO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

may be entitled in law or equity. Eagle agrees to waive any requirement that MDCO (a) post a bond or other security as a condition for obtaining any such relief, and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy.

ARTICLE 13. MISCELLANEOUS

13.1.                     Force Majeure. Neither MDCO nor Eagle shall be held responsible for any delay or failure in performance (with the exception of the payment of money) hereunder to the extent caused by earthquake, fire, floods, storm, or other acts of God or nature, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, dots, civil commotions, civil or military authorities, acts, omissions or delays in acting by any Governmental Authority or the other Party, laws, regulations and governmental requirements, strikes, embargoes, lockouts or other labor disturbances, or other causes reasonably beyond such Party’s control and without such Party’s fault or negligence; provided that the affected Party notifies the unaffected Party as soon as reasonably possible, and resumes performance hereunder as soon as reasonably possible following cessation of such force majeure event. Notwithstanding the foregoing, if a force majeure event declared by either MDCO or Eagle persists for a continuous period of six (6) months (and such Party does not resume performance in accordance with this Agreement prior to such time despite such persistence), the other Party shall have the right to terminate this Agreement without further cost or liability.

13.2.                     Assignment. Neither MDCO nor Eagle may assign its rights under this Agreement, whether by operation of law or otherwise, in whole or in part without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except that (a) either Party shall always have the right, without such consent to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates (provided such assignment to an Affiliate shall not relieve such Party of its obligations herein); and (b) either Party may assign any or all of its rights and delegate any or all of its obligations hereunder, without such consent, to any successor in interest by way of merger, acquisition or sale of all or substantially all of its business or assets to which this Agreement relates; provided that in each case the performing, assigning or delegating Party shall provide the other Party with written notice of such assignment. Any assignment not in accordance with the foregoing shall be void. This Agreement shall inure to the benefit of each Party and its successors and permitted assigns.

13.3.                     Severability. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof. The Parties agree that they will negotiate in good faith or will permit a court or arbitrator (in accordance with Article 12) to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

13.4.                     Notices. All communications hereunder shall be in writing and shall be sent (a) by prepaid registered or certified mail, return receipt requested, (b) by overnight express delivery

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

service by a nationally or globally recognized courier, or (c) via confirmed e-mail, facsimile or telecopy, followed within five (5) days by a copy mailed in the preceding manner, addressed to the other Party at the address shown below or at such other address for which such Party gives notice hereunder. Such notice will be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.

If to MDCO:	The Medicines Company
8 Sylvan Way
Parsippany, NJ 07054
Attention: Paul M. Antinori, Senior Vice President and General Counsel
Fax: 972-656-0746
e-mail: Paul.Antinori@THEMEDCO.com

With a copy to:	WilmerHale
60 State Street
Boston, MA 02109
Attention: David E. Redlick, Esq.
Fax: 617-526-6000
email: david.redlick@wilmerhale.com

If to Eagle:	Eagle Pharmaceuticals, Inc.
470 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07677
Attention: Scott Tarriff, President and Chief Executive Officer
Fax: (201) 391-2430
e-mail: starriff@eagleus.corn

With a copy to:	Orrick, Herrington & Sutcliffe LLP
666 Fifth Avenue
New York, NY 10103
Attention: R. King Milling, Esq.
Fax: 212-506-5151
e-mail: lcmilling@orrick.com

13.5.                     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York in force therein without regard to its conflict of law rules or principles.

13.6.                     Entire Agreement; Amendments; Waiver. This Agreement, the Supply Agreement and the side letter among Eagle, MDCO and SciDose effective as of September 24, 2009, together contain the entire understanding of the Parties with respect to the transactions and matters contemplated hereby and thereby, and supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and no representations, inducements, promises

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

or agreements relating to the subject matter hereof or thereof, whether oral or otherwise, between the Parties not contained herein or therein or incorporated herein or therein by reference shall be of any force or affect. This Agreement may not be modified or amended except in a writing signed by both Parties. No provision of or right under this Agreement shall be deemed to have been waived by any act or acquiescence on the part of any Party, its agents or employees, but only by an instrument in writing signed by an authorized officer of such Party. No waiver by either Party of any breach of this Agreement by the other Party shall be effective as to any other breach, whether of the same or any other term or condition and whether occurring before or after the date of such waiver. In the event of any inconsistency between or among any provision(s) in this Agreement, the Supply Agreement, the Quality Agreement or the Pharmacovigilance Agreement, the order of interpretation shall be (with the prior-listed agreement superseding any conflicting provision(s) in any subsequently-listed agreement): this Agreement, the Supply Agreement, the Quality Agreement and the Pharmacovigilance Agreement.

13.7.                     Captions. Captions of the Sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement and shall not limit or affect the terms and conditions hereof.

13.8.                     Exhibits. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any matter or item disclosed on one schedule shall be deemed to have been disclosed on each other schedule to the extent reasonably apparent as constituting disclosure under such other schedule. Any capitalized terms used in any Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

13.9.                     Independent Contractors. Each Party represents that it is acting on its own behalf as an independent contractor and is not acting as an agent for or on behalf of the other Party, its Affiliates or any other Third Party (with respect to this Agreement). This Agreement and the relations hereby established by and between MDCO and Eagle do not constitute a partnership, joint venture, agency or contract of employment between them.

13.10.              Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

13.11.              Waiver of Rule Of Construction. The Parties agree that they have participated equally in the formation of this Agreement and that the language and terms of this Agreement shall not be presumptively construed against any of them.

13.12.              Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures of the Parties will have the same effect as original signatures. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.13.              Further Assurances. Each Party shall perform all further acts and things and execute and deliver such further additional instruments or documents as may be necessary which may be reasonably necessary in order to effectuate and give effect to or carry out the purposes of this Agreement

[Next page is signature page.]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

THE MEDICINES COMPANY

By:	/s/ Glenn Sblendorio
Name:
Title

EAGLE PHARMACEUTICALS, INC.

By:
Name:
Title

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

THE MEDICINES COMPANY

By:
Name:
Title

EAGLE PHARMACEUTICALS, INC.

By:	/s/ Scott Tarriff
Name:
Title

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

Initial Marketing Plan

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A

Initial Marketing Plan

[*]

EXHIBIT B

Initial Development Plan

EXHIBIT B

Initial Development Plan

[*]

CONFIDENTIAL

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EXHIBIT C

Supply Agreement

FIRST AMENDMENT TO THE

LICENSE AND DEVELOPMENT AGREEMENT

This FIRST AMENDMENT TO THE LICENSE AND DEVELOPMENT AGREEMENT (this “Amendment”) is dated as of January , 2010, by and among The Medicines Company, a Delaware corporation (“MDCO”) and Eagle Pharmaceuticals, Inc., a Delaware corporation (“EAGLE”, and together with MDCO, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Original Agreement (defined below).

WHEREAS, the Parties entered into that certain License and Development Agreement dated September 24, 2009 (the “Original Agreement”); and WHEREAS, the Parties now wish to amend Section 8.2 of the Original Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.                                      Amendment to Section 8.2. Section 8.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

8.2                               [Intentionally Deleted]

2.                                      Amendment Only as Stated Herein. This Amendment shall only amend the Original Agreement to the extent set forth herein, and all other terms of the Original Agreement and all other documents, instruments and agreements executed and delivered in connection therewith, shall remain in full force and effect.

3.                                      Entire Agreement. The Original Agreement, as amended by this Amendment, constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes all prior understandings, negotiations and writings related to the same subject matter between the Parties. The Parties intend the Original Agreement as amended from time to time, to be a complete statement of the terms of their understanding. This Amendment shall be effective as of September 24, 2009.

4.                                      Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and any of which shall constitute a single document. A facsimile signature of an authorized signatory of either Party shall be valid and binding and constitute due execution and delivery of this Agreement by such Party.

5.                                      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York in force therein without regard to its conflict of law rules or principles.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written by their duly authorize(‘ representatives.

THE MEDICINES COMPANY

/s/ Glenn P. Sblendorio
Name: Glenn P. Sblendorio
Title: Executive Vice President and Chief Financial Officer

EAGLE PHARMACEUTICALS, INC.

/s/ Scott Tarriff
Name: Scott Tarriff
Title: President and Chief Financial Officer

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SECOND AMENDMENT TO

LICENSE AND DEVELOPMENT AGREEMENT

THIS SECOND AMENDMENT TO LICENSE AND DEVELOPMENT AGREEMENT (this “Second Amendment”), is made effective as of September 1, 2012 (the “Effective Date”), by and among THE MEDICINES COMPANY, a Delaware corporation located at 8 Sylvan Way, Parsippany, N.J. 07054 (“MDCO”) and EAGLE PHARMACEUTICALS, INC., a Delaware corporation located at 470 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 (“Eagle” and together, the “Parties”).

WHEREAS, the Parties hereto entered into a License and Development Agreement effective September 24, 2009, as amended by First Amendment to License and Development Agreement dated as of January, 2010 (as so amended, the “License Agreement”) for the development, manufacture, distribution, promotion and sale of injectable liquid Argatroban pharmaceutical products; and WHEREAS, certain disputes have arisen between the Parties relating to their obligations under the License Agreement (the “Disputes”);

WHEREAS, the Parties have agreed to resolve the Disputes and to amend the License Agreement on the terms and conditions set forth below.

NOW THEREFORE, for and in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.                                      Definitions. Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the License Agreement.

2.                                      Supply Cost. The Parties agree that the definition of “Supply Cost” in the License Agreement shall be amended as follows:

(a)                                 For the nine (9) batches of Product shipped to MDCO prior to the Effective Date of this Second Amendment, the Parties agree that the Supply Cost for each of:

(i)                                     [*], and

(ii)                                  [*].

(b)                                 For all Product supplied to MDCO on or after the Effective Date of this Second Amendment, the Supply Cost shall be the lesser of [*]; provided that [*].

(c)                                  Based on the provisions of Section 2 (b) of this Second Amendment,

Section 4.5.3 of the License Agreement shall no longer apply.

3.                                      Financial Settlement. The Parties agree that, within five (5) business days after the execution of this Second Amendment, MDCO shall pay to Eagle the sum of Four Hundred Seventy-One Thousand Seventy-Seven Dollars ($471,077) in full and final satisfaction of the following claims (See Exhibit I):

(i)                                     all amounts payable to MDCO for recall-related expenses incurred by MDCO prior to the Effective Date of this Second Amendment, including product costs, fees for services, cash discounts, GPO fees, pre-paid inventory, royalties and other recall costs;

(ii)                                  all amounts payable to Eagle for Product sold to MDCO in 2011;

(iii)                               all amounts payable to Eagle for the Product identified in Section 2 (a) of this Second Amendment;

(iv)                              all amounts payable to Eagle for royalties on Net Sales of the Product prior to July 1, 2012 (audit rights in the License Agreement still apply);

(v)                                 all amounts payable to Eagle for validation batches of the Product, including validation charges;

(vi)                              all amounts payable to Eagle under Section 7.4.2 of the License Agreement;

(vii)                           all amounts payable to Eagle for a shipping and temperature control study conducted in connection with the recall of the Product; and

(viii)                        all amounts prepaid by MDCO in 2011.

4.                                      MDCO Purchase Order 1284.

(a)                                 MDCO has delivered Purchase Order number 1284, dated October 8, 2012 (“PO 1284”), to Eagle for two thousand units of Finished Product (as defined in the Supply Agreement). Sections 4.3 and 5.2 of the Supply Agreement shall not apply to PO 1284 to the extent inconsistent with this Section 4.

(b)                                 Eagle hereby accepts PO 1284 and agrees to use Commercially Reasonable Efforts to cause its Third Party Manufacturer to make delivery of the Finished Product in the quantities specified in PO 1284 on or before the dates provided therein.

(c)                                  MDCO shall provide for payment for the Finished Product ordered under PO 1284 by delivering to Eagle, within five (5) business days after the execution of this Second Amendment, a letter of credit issued by MDCO’s

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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principal commercial bank, in the amount of the purchase price for the Finished Product reflected on PO 1284, permitting Eagle to draw on such letter of credit upon (i) MDCO’s acceptance of the Finished Product in accordance with the Supply Agreement and Quality Agreement, and (ii) MDCO’ s delivery to Eagle as proof of acceptance of Finished Product the approved Incoming Receipt Inspection Record which MDCO provides ICS upon the release of Finished Product. Partial (pro-rated) draws shall be permitted under the letter of credit upon timely delivery and inspection of a portion of the Finished Product in accordance with (i) and (ii) above.

5.                                      Representations and Warranties. Each of the Parties represents and warrants that:

(a)                                 It is duly organized and validly existing under the laws of its jurisdiction of incorporation and has the corporate power and authority to execute and deliver this Second Amendment and to perform its obligations hereunder.

(b)                                 The execution, delivery and performance of this Second Amendment by such Party has been duly and validly authorized and approved by proper corporate action on the part of such Party. Such Party has taken all other action required by applicable law, its certificate of incorporation or by-laws or any agreement to which it is a party or by which it or its assets are bound, to authorize such execution, delivery and performance. Assuming due authorization, execution and delivery on the part of the other Party, this Second Amendment constitutes a legal, valid and binding obligation of such Party.

6.                                      Entire Agreement.  The License Agreement, as amended by this Second Amendment, constitutes the entire agreement between the Parties with respect to the subject matter hereof and may not be amended or modified except in writing signed by the Parties hereto. This Second Amendment shall only amend the License Agreement to the extent set forth herein, and all other terms of the License Agreement, and the instruments and agreements executed and delivered in connection therewith, remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the date first written above.

EAGLE PHARMACEUTICALS, INC.		THE MEDICINES COMPANY

By:	/s/ Scott Tarriff	By:	/s/ William O’Connor
Name: Scott Tarriff		Name: William O’Connor
Title: President and CEO		Title: V.P., CAO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Exhibit I - Financial Settlement

	Reference /	Owed to	Owed to
Claims	Section	Eagle	MDCO
Recall-related expenses	3(i)		[*]
Product supply sold to customers in 2011	3(11)	[*]
Product supply identified in Section 2 (a)	3(iii)	[*]
Royalties	3(Iv)	[*]
Validation charges	3(v)	[*]
Section 7.4.2 of License Agreement	3(vi)	[*]
Shipping & temperature control study	3(v11)	[*]
		[*]	[*]
Less: Prepaid by MDCO		[*]
		[*]	[*]

Net amount owed to Eagle		$471,077

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4

PO 001284	October 12, 2012

Vendor	The Medicines Company

Eagle Pharmaceuticals, Inc. 470 Chestnut Ridge Road Woodcliff lake, NJ 07677	Accounts Payable 8 Sylvan Way Parsippany, NJ 07054 United States

Ship To

ICS/MDCO — Reno 5360 Capital Court, Suite 102 Reno, NV 89502

Product	Description	Quantity	Unit Price	Total Price
Argatroban	10 Pack Cartons — Due Date: December 15, 2012	[*]	[*]	[*]

Argatroban	10 Pack Cartons — Due Date: January 15, 2012	[*]	[*]	[*]

			Tax	$0.00

			Total	[*]

Coding

Cost Center	Account	Sub-Account	Project
00000000000000000000	1600	0	0

Notes

All invoices in reference to this purchase order should be mailed to the address specified above, or emailed to ap@themedco,com Please include the following information on all invoices:

• PO Number
• Care of: Accounts Payable
• Cost Center — If Specified in the PO
• Account — If Specified in the PO
• Sub-Account — If Specified in the PO
• project Code — If Specified in the PO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5

/s/ Scott Tarriff	/s/ William O’Connor
Eagle Pharmaceuticals, Inc.	The Medicines Company

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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